UNISYS CORPORATION
SAVINGS PLAN
Amended and Restated
Effective January 1, 2023

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UNISYS CORPORATION
SAVINGS PLAN

Amended and Restated
Effective January 1, 2023
ARTICLE I

HISTORY AND SCOPE
1.01    History. Unisys Corporation (formerly, Burroughs Corporation), adopted the Burroughs Plan, effective July 1, 1984. Unisys Corporation is successor by merger to Sperry Corporation which, prior to such merger, established and maintained the Sperry Plan. Effective April 1, 1988, the Burroughs Plan and Sperry Plan were merged to form the Plan. The Plan is maintained for the benefit of eligible employees of Unisys Corporation and the eligible employees of its subsidiaries that adopt the Plan.
Effective October 1, 1990, the Company’s CTIP was merged into the Plan. Effective November 30, 1992, the RIPII was merged into the Plan. Effective March 31, 1996, the RIP was merged into the Plan.
Effective September 16, 2004, the BCC Retirement Plan was merged into the Plan.
This Plan was amended and restated:
•effective January 1, 1998, to bring the Plan into compliance with the Uniformed Services Employment and Reemployment Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the IRS Restructuring and Reform Act of 1998, the Internal Revenue Service Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000, and all other applicable law as in effect on the effective date of that amendment and restatement of the Plan.
•effective January 1, 2002, to bring the Plan into compliance with the Economic Growth and Tax Relief Reconciliation Act of 2001, the Job Creation and Worker Assistance Act of 2002, and certain final regulations issued by the Department of Labor and the Department of Treasury.
•effective January 1, 2006, to reflect changes and clarifications related to the administration of the Plan.
•generally effective January 1, 2007, to bring the Plan into compliance with certain final regulations issued under sections 401(k) and 401(m) of the Code, and to reflect certain provisions of the Pension Protection Act of 2006, hurricane relief provisions and certain design changes.
•generally effective January 1, 2008, except as otherwise required by law or provided herein, to add additional participating subsidiaries, exclude employees of the Unisys Technical Services division of the Company, and to exclude certain paid, nonworking leave from compensation for Plan purposes.
•generally effective January 1, 2010 except as otherwise required by law or provided herein, to reflect certain requirements of the Pension Protection Act of

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2006, the Heroes Earnings Assistance and Relief Tax Act of 2008 and the Worker, Retiree and Employer Recovery Act of 2008 and regulations thereunder; and to reflect changes and clarifications related to the administration of the Plan.
•generally effective January 1, 2011 except as otherwise required by law or provided herein, to incorporate amendments through December 31, 2010, and to make certain design changes and clarifications related to the administration of the Plan.
•generally effective January 1, 2012 except as otherwise required by law or provided herein, to reflect certain requirements of the Worker, Retiree and Employer Recovery Act of 2008 relative to minimum required distributions for 2009, and to make certain design changes and clarifications related to the administration of the Plan.
The Plan is now amended and restated effective January 1, 2023 except as otherwise required by law or provided herein, to incorporate prior Plan amendments and make certain design changes related to the Plan participation of Covered Employees of CompuGain LLC and CompuGain Public Services, LLC.
1.02    Effective Dates. The original effective date of the Plan was April 1, 1988. This amendment and restatement of the Plan is generally effective January 1, 2023, except as otherwise required by law or provided herein.
1.03    Rights Affected. Unless provided to the contrary herein or required by law, the provisions of the Plan shall apply to Employees who are credited with an Hour of Service after December 31, 2023.
1.04    Qualification Under the Internal Revenue Code. It is intended that the Plan be a qualified plan within the meaning of section 401(a) of the Code and that the Trust be exempt from federal income taxation under the provisions of section 501(a) of the Code.
1.05    Documents. The Plan consists of the Plan document as set forth herein and any subsequent amendments thereto.
1.06    Plan Merger.
(a)    Effective December 30, 2016, the Unisys Technical Services Savings Plan (the ‘UTS Plan’) and its trust shall be merged with and into the Plan and its Trust. All beneficiary designations and contribution, investment, distribution and withdrawal elections made by a Participant, and in effect on December 30, 2016, under the Unisys Technical Services Savings Plan shall remain in effect under this Plan until changed by the Participant in accordance with the applicable provisions of the Plan. Any outstanding loan taken by a Participant under the UTS Plan shall be repaid under this Plan and shall be taken into account when determining eligibility for a loan under this Plan.
(b)    Effective December 31, 2021, the Unify Square, Inc. 401(k) Plan (the “Unify Plan”) and its trust shall be merged with and into the Plan and its Trust. All contribution elections in effect on December 31, 2021 under the Unify Plan, and investment elections made by a participant in the Unify Plan prior to the merger with respect to the investment of his Account under the Plan, shall remain in effect under this Plan until changed by the Participant in accordance with the applicable provisions of the Plan; provided, however, that if the Participant’s contribution election under the Unify

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Plan designated a dollar contribution, that dollar contribution level shall be converted to a percentage contribution election. Any beneficiary designation made by a Participant under the Unify Plan shall not be taken into account when determining the Participant’s Beneficiary under this Plan. Any outstanding loan taken by a Participant under the Unify Plan shall be repaid under this Plan and shall be taken into account when determining eligibility for a loan under this Plan. Amounts attributable to contributions under the Unify Plan shall be allocated among a Participant’s Accounts in accordance with procedures established by the Plan Manager.
1.07    New Employer. Effective February 21, 2022, CompuGain LLC and CompuGain Public Services, LLC (collectively referred to as “CompuGain”) shall become Employers under the Plan.
ARTICLE II

DEFINITIONS
The following words and phrases as used herein have the following meanings unless a different meaning is plainly required by the context:
2.01    “Account” means a Participant’s After-Tax Account, ESOP Account, GPEP Account, Regular Account, Tax Deferred Account, Roth Contribution Account, Roth In-Plan Conversion Account, Tax Deductible Contribution Account, Qualified Nonelective ESOP Contribution Account, Qualified Nonelective Non-ESOP Contribution Account, Plan Expense Contribution Account, and Rollover Account.
2.02    “Actual Contribution Percentage” means, with respect to a Plan Year, the ratio (expressed as a percentage) of the sum of the amount of (a) Matching Contributions, (b) After-Tax Contributions, (c) Qualified Nonelective ESOP Contributions, and (d) Tax Deferred Contributions recharacterized as After-Tax Contributions, made on behalf of the Participant for the Plan Year to the Participant’s Testing Compensation for the Plan Year.
2.03    “Actual Deferral Percentage” means, with respect to a Plan Year, the ratio (expressed as a percentage) of the amount of Tax Deferred Contributions made pursuant to Section 4.01(a) and Qualified Nonelective Non-ESOP Contributions made on behalf of the Participant for the Plan Year to the Participant’s Testing Compensation for the Plan Year.
2.04    “Administrative Committee” means the committee appointed in accordance with Section 12.02, which is responsible for reviewing and deciding appeals under the Plan.
2.05    “Affiliate” means any entity included with the Employer in (a) a controlled group of employers or trades or businesses within the meaning of section 414(b) or 414(c) of the Code; (b) an affiliated service group within the meaning of section 414(m) of the Code; or (c) a group required to be aggregated pursuant to the regulations under section 414(o) of the Code; provided that any such employer shall be included within the term “Affiliate” only while a member of a group including the Employer. For purposes of Section 5.04, whether a member of a controlled group is an Affiliate shall be determined under section 1563(a) of the Code (as incorporated through application of sections 414(b) and (c) of the Code) by substituting “50%” for “80%” everywhere it appears in section 1563(a) of the Code.

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2.06    “After-Tax Account” means a Participant’s account to which are credited After-Tax Contributions, if any, and earnings and losses thereon.
2.07    “After-Tax Contribution” means a contribution made by an Employee in accordance with a Participant’s salary reduction agreement pursuant to Section 4.02(b).
2.08    “Aggregation Group” means the group of qualified plans sponsored by the Employer or by an Affiliate formed by including in such group (a) all such plans in which a Key Employee participates in the Plan Year containing the Determination Date, or any of the four preceding Plan Years, including any frozen or terminated plan that was maintained within the five-year period ending on the Determination Date, (b) all such plans which enable any plan described in clause (a) to meet the requirements of either section 401(a)(4) of the Code or section 410 of the Code, and (c) such other qualified plans sponsored by the Employer or an Affiliate as the Employer elects to include in such group, as long as the group, including those plans electively included, continues to meet the requirements of sections 401(a)(4) and 410 of the Code.
2.09    “BCC” means Baesch Computer Consulting.
2.10    “Beneficiary” means (a) the Participant’ s Spouse, or (b) the person, persons or trust designated by the Participant, in writing on forms provided by the Plan or in accordance with procedures established by the Plan, with the consent of his Spouse, if any, as direct or contingent beneficiary. In order to be valid, the Spouse’s consent to a Beneficiary other than or in addition to the Participant’s Spouse, must be in writing on forms provided by the Plan or in accordance with procedures established by the Plan, must consent to the specific Beneficiary designated, must acknowledge the effect of such consent, and must be witnessed by a Plan representative or notary public. If the Participant has no Spouse and no effective beneficiary designation, his Beneficiary shall be the first of the following classes in which there is any person surviving the Participant: (a) the Participant’s children, (b) the Participant’s parents, and (c) the Participant’s brothers and sisters. Unless otherwise provided in the applicable Beneficiary form, if the Participant has no spouse, if none of the foregoing classes include a person surviving the Participant, the Participant’s Beneficiary shall be his estate. For the avoidance of doubt, any beneficiary designation completed by a Participant under the Unify Plan shall not apply under the Plan.
2.11    “Benefit Commencement Date” means the first day on which all events have occurred that entitle a Participant to the benefit.
    2.12A    “Benefit Strategy Committee” means the Plan fiduciary described in Article IX with respect to the administration of, and the control and management of Investment Funds under the Plan, except to the extent that fiduciary authority over (a) the control and management of Investment Funds under the Plan has been delegated to the Investment Committee, (b) Plan administration has been delegated to the Plan Manager and (c) benefit claims has been delegated to the Administrative Committee.
2.12    “Board” means the Board of Directors of the Company.
2.13    “Burroughs Plan” means the Burroughs Employees Savings Thrift Plan, as in effect on March 30, 1988.
2.14    “Code” means the Internal Revenue Code of 1986, as amended.
2.15    “Company” means Unisys Corporation.

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2.16    “Compensation” means a Participant’s wages or salary paid by an Employer to an Employee, including amounts deducted in accordance with section 125, 132(f)(4) or 401(k) of the Code, overtime pay, shift differentials, overseas hardship and war risk premiums, payments for accrued but unused vacation, commissions paid under the terms of a written ongoing sales commission plan, paid bonuses paid under the terms of a written ongoing bonus plan approved as such by the Plan Manager, military differential wage payments made by the Employer to a Participant in accordance with section 3401(h) and section 414(u)(12) of the Code and Workers’ Compensation differential wage payments made by the Employer to a Participant, but excluding any amounts received by an Employee while he is not a Participant, additional fringe benefit payments related to the Service Contract Act, any other deferred compensation, “garden leave payments,” California additional short-term disability, family medical leave and meal premium payments and penalties, bonuses paid under the ONELead Program (and similar bonus programs) and amounts in excess of the dollar limitation in effect under section 401(a)(17) of the Code with respect to any Plan Year, and any amounts that are excluded from the definition of compensation set forth in section 415(c)(3) of the Code. Notwithstanding the foregoing, any amounts deducted on a pre-tax basis for group health coverage because the Participant is unable to certify that he or she has other health coverage, so long as the Employer does not otherwise request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the Employer’s health plan, shall be included as Compensation.
For purposes of this Section 2.16, “garden leave payments” are certain amounts negotiated under a Participant’s termination agreement that are paid during periods when no services are performed by such Participant.
2.17    “Covered Employee” means any Employee other than:
(a)    any Employee who is a member of a collective bargaining unit, unless such collective bargaining agreement provides for the Employee’s participation in the Plan;
(b)    any Employee who is a nonresident alien of the United States (including the District of Columbia or the Virgin Islands) and who does not receive any United States (including the District of Columbia or the Virgin Islands) source income from the Employer;
(c)    an Employee who is (1) employed by an overseas subsidiary of an Employer and (2) on temporary assignment to the Employer;
(d)    any individual who is not an employee of the Employer but who provides services as described in section 414(n)(2) of the Code;
(e)    any individual who is classified as an independent contractor by the Employer or any persons who are not treated by the Employer as employees for purposes of withholding federal employment taxes, regardless of (1) how such individual is classified by the Internal Revenue Service, other governmental agency, government or court, or (2) a contrary governmental or judicial determination relating to such employment status or tax withholding;
(f)    between September 26, 2006 and January 1, 2017, an Employee who is employed by Unisys Technical Services L.L.C.;

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(g)    between January 1, 2008 and January 1, 2017, an Employee who is employed by the Unisys Technical Services division of the Company; and
(h)    effective December 31, 2012, an Employee who is covered by the Unisys Savings Plan for Puerto Rico Employees.
2.18    “CTIP” means the Convergent Tax Investment Plan, as in effect on September 30, 1990.
2.19    “Determination Date” means the last day of the preceding Plan Year.
2.20    “Distributee” means a Participant, the surviving Spouse of a deceased Participant, or a Participant’s Spouse or former Spouse who is an alternate payee under a Qualified Domestic Relations Order.
2.21    “Employee” means (a) an individual who is employed by the Employer, (b) when required by context for purposes of crediting Hours of Service under Section 2.29, a former Employee, and (c) a leased employee as described under section 414(n)(2) of the Code.
2.22    “Employer” means the Company and any Affiliate that, with the consent of (a) the Company, or (b) the Chief Executive Officer of the Company (or an entity or individual to whom such responsibility has been delegated), adopts the Plan and joins in the Trust Agreement.
2.23    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
2.24    “ESOP Account” means a Participant’s account to which are credited Matching Contributions made to the Plan after March 31, 1989 and which were contributed, or absent the Participant’s election, invested in shares of Unisys Stock, and earnings and losses thereon.
2.25    “ESOP Portion of the Plan” means the portion of the Plan that is both a stock bonus plan and an employee stock ownership plan intended to qualify under sections 401(a) and 4975(e)(7) of the Code, the assets of which are held in the ESOP Account and Qualified Nonelective ESOP Accounts of Participants and invested primarily in shares of Unisys Stock that meet the requirements of section 409(l) of the Code.
2.26    “Fund” means the assets and all earnings, appreciation and additions thereto, less losses, depreciation and any proper payments made by the Trustee, held under the Trust by the Trustee for the exclusive benefit of Participants and their Beneficiaries.
2.27    “GPEP Account” means a Participant’s account to which are credited GPEP contributions made with respect to Plan Years beginning before January 1, 1998, if any, and earnings and losses thereon.
2.28    “Highly Compensated Employee” means an Employee who either:
(a)    was a 5% owner (as defined in section 416(i)(1) of the Code) at any time during the Plan Year for which Highly Compensated Employees are being identified or the preceding Plan Year; or

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(b)    with respect to the Plan Year preceding the calendar year for which Highly Compensated Employees are being identified both (1) had Testing Compensation in excess of the dollar amount under section 414(q)(1)(B)(i) of the Code, as in effect for such Plan Year, and (2) was in the top 20% of all Employees when ranked on the basis of Testing Compensation.
2.29    “Hour of Service” means each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company or an Affiliate for the performance of duties.
2.30    “Investment Committee” means the Pension Investment Review Committee appointed pursuant to Section 12.02 which is responsible for the control and management of the Investment Funds.
2.31    “Investment Fund” means a fund selected by the Investment Committee in which the Fund or any portion thereof may be invested.
2.32    “Investment Manager” means the individual or entity, if any, selected by the Trustee responsible for the investment of all or a portion of the Fund.
2.33    “Key Employee” means a person employed or formerly employed by the Employer or an Affiliate who, during the Plan Year, was any of the following:
(a)    an officer of the Employer having annual Testing Compensation of more than $130,000, or such other amount as may be in effect under section 415(1)(A)(i) of the Code;
(b)    a 5% owner of the Employer.
(c)    a person who is both an employee whose annual Testing Compensation exceeds $150,000 and who is a 5% owner of the Employer.
The Beneficiary of any deceased Participant who was a Key Employee shall be considered a Key Employee for the same period as the deceased Participant would have been so considered.
2.34    “Key Employee Ratio” means the ratio (expressed as a percentage) for any Plan Year, calculated as of the Determination Date with respect to such Plan Year, determined by dividing the amount described in subsection (a) hereof by the amount described in subsection (b) hereof, after deduction from both such amounts of the amount described in subsection (c) hereof.
(a)    The amount described in this subsection (a) is the sum of (1) the aggregate of the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group, (2) the aggregate of the balances in all of the accounts standing to the credit of Key Employees under all qualified defined contribution plans included in the Aggregation Group, and (3) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the one-year period ending on the Determination Date. In the case of a distribution made for a reason other than severance from employment, death, or disability, clause (3) herein shall be applied by substituting “five-year period” for “one-year period.”

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(b)    The amount described in this subsection (b) is the sum of (1) the aggregate of the present value of all accrued benefits of all Participants under all qualified defined benefit plans included in the Aggregation Group, (2) the aggregate of the balances in all of the accounts standing to the credit of all Participants under all qualified defined contribution plans included in the Aggregation Group, and (3) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Participant during the one-year period ending on the Determination Date. In the case of a distribution made for a reason other than severance from employment, death, or disability, clause (3) herein shall be applied by substituting ‘five-year period’ for ‘one-year period.’
(c)    The amount described in this subsection (c) is the sum of (1) all rollover contributions (or similar transfers) to plans included in the Aggregation Group initiated by an Employee from a plan sponsored by an employer which is not the Employer or an Affiliate, (2) any amount that would have been included under subsection (a) or (b) hereof with respect to any person who has not rendered service to any Employer at any time during the one-year period ending on the Determination Date, and (3) any amount that is included in subsection (b) hereof for, on behalf of, or on account of, a person who is a Non Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year.
The present value of accrued benefits under any defined benefit plan shall be determined under the method used for accrual purposes for all plans maintained by the Employer and all Affiliates if a single method is used by all such plans, or otherwise, the slowest accrual method permitted under section 411(b)(1)(C) of the Code.

2.35    “Matching Contribution” means a contribution made by an Employer in accordance with Section 4.03.
2.36    “Matching Contribution Account” means a Participant’s account to which are credited Matching Contributions made to the Plan after March 31, 1989 and which were not contributed, or absent the Participant’s election, invested in shares of Unisys Stock, and earnings and losses thereon.
2.37    “Non-Highly Compensated Employee” means an Employee other than a Highly Compensated Employee.
2.38    “Non-Key Employee” means any Employee or former Employee who is not a Key Employee as to that Plan Year, or a Beneficiary of a deceased Participant who was a Non-Key Employee.
2.39    “Normal Retirement Age” means age 65.
2.40    “Notice Period” means the period beginning 90 days before and ending 30 days before the Benefit Commencement Date.
2.41    “Participant” means a Covered Employee who has met the eligibility requirements of Section 3.01. An individual who is a Participant but who ceases to be a Covered Employee shall nonetheless remain a Participant for purposes of benefit payments only, until all amounts due him under the Plan have been paid.
2.42    “Period of Severance” means a period beginning on the date of an Employee’s Severance from Employment and ending on the date on which the Employee again performs an Hour of Service.

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Notwithstanding the foregoing, solely for the purpose of determining whether a Period of Severance has occurred, in the case of an absence from employment by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee or the caring for the child for a period beginning immediately following that birth or placement, the period between the first and second anniversary of the first day of such absence from employment shall neither be construed as a Period of Severance nor a period of Service. In order for an absence to be considered to be for the reasons described in the foregoing sentence, an Employee shall provide the Plan Manager with information regarding the reasons for the absence and the length of the absence. Nothing in this Section 2.42 shall be construed as expanding or amending any maternity or paternity leave policy of an Employer or Affiliate.
2.43    “Plan” means the profit sharing plan, known as the “Unisys Savings Plan” set forth in this document, which includes a stock bonus plan and employee stock ownership plan intended to qualify under sections 401(a) and 4975(e)(7) of the Code, and the related trust agreement pursuant to which the Trust is maintained.
2.44     “Plan Expense Contribution” means a contribution made by an Employer in accordance with Section 4.11.
2.45    “Plan Expense Contribution Account” means a Participant’s account to which are credited Plan Expense Contributions and earnings and losses thereon and against which shall be charged Plan expenses as determined by the Plan Manager.
2.46    “Plan Manager” means the individual or individuals responsible for certain matters relating to the administration of the Plan, as described under Article XII.
2.47    “Plan Year” means the calendar year.
2.48    “Prior Plan” means the Burroughs Plan, Sperry Plan, CTIP, RIP, RIPII or BCC Retirement Plan.
2.49    “Qualified Default Investment Alternative” means the Fidelity Freedom Fund closest to the year of the Participant’s 65th birthday.
2.50    “Qualified Domestic Relations Order” means a judgment, decree or order that relates to a Participant’s benefit under the Plan and meets the requirements of section 414(p) of the Code.
2.51    “Qualified Nonelective ESOP Account” means a Participant’s account to which are credited Qualified Nonelective ESOP Contributions, if any, and earnings and losses thereon.
2.52    “Qualified Nonelective ESOP Contribution” means a contribution made by the Employer pursuant to Section 4.05 for purposes of satisfying the requirements of Section 5.03.
2.53    “Qualified Nonelective Non-ESOP Account” means a Participant’s Account to which are credited Qualified Nonelective Non-ESOP Contributions, if any, and earnings and losses thereon.

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2.54    “Qualified Nonelective Non-ESOP Contribution” means a contribution made by the Employer pursuant to Section 4.05 for purposes of satisfying the requirements of Section 5.02.
2.55    “Regular Account” means a Participant’s Account to which are credited (a) Matching Contributions made before April 1, 1989, (b) matching contributions made to a Prior Plan (other than CTIP) before April 1, 1989, (c) matching contributions made to the CTIP before October 1, 1990, (d) employee contributions made to the Sperry Plan, and (e) earnings and losses.
2.56    “RIP” means the Unisys Retirement Investment Plan, as in effect on March 31, 1996.
2.57    “RIPII” means the Retirement Investment Plan II, as in effect on November 30, 1992.
2.58    “Rollover Account” means a Participant’s account to which are credited the (a) Participant’s Rollover Contributions, if any, (b) amounts, if any, transferred to a Participant’s Account from a Prior Plan which were derived from such Participant’s rollover contributions to such Prior Plan, and (c) earnings and losses thereon; provided, however, that any portion of a Rollover Contribution consisting of amounts attributable to Roth contributions shall not be allocated to a Participant’s Rollover Account, but shall be allocated to a sub-account of the Participant’s Roth Contribution Account.
2.59    “Rollover Contribution” means a contribution made by a Participant pursuant to Section 4.06.
    2.60A    “Roth Contribution Account” means the sub-account of a Participant’s Tax Deferred Account to which are credited the (a) Participant’s Roth Contributions, if any, and (b) earnings and losses thereon.
    2.60B    “Roth Contributions” means the portion of a Participant’s Tax Deferred Contributions under Sections 4.01(a) and (b) for any period beginning on or after January 1, 2020, if any, that the Participant designates as Roth contributions under section 402A of the Code. Except as specifically provided by federal law, or in the Plan or an amendment thereto, Roth Contributions shall be treated as Salary Deferrals under the Plan.
    2.60C    “Roth In-Plan Conversion Account” means the sub-account of a Participant’s Tax Deferred Account consisting of vested amounts from a Participant’s Account that are converted to Roth Contributions in accordance with the provisions of Section 4.12 of the Plan, and section 402A(c)(4) of the Code and the regulations and rulings promulgated thereunder.
2.60    “Service” means the periods determined in accordance with the following provisions of this Section 2.60.
For purposes of determining a Participant’s vested interest in his Matching Contribution Account under Section 7.01(c), the Participant’s Service shall be determined from the first date the Employee performs an Hour of Service (or, with respect to an Employee who has incurred a Period of Severance, the first date following the Period of Severance on which that Employee performs an Hour of Service) and ending on the date the Employee incurs a Severance from Employment. Years of Service shall be calculated on the basis that 365 days of employment equal one year

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and nonconsecutive periods of employment that are not disregarded under subsection (3) below shall be aggregated. The following additional rules shall be in calculating Service under this Section:

(a)    If an Employee retires, quits or is discharged or otherwise experiences a Severance from Employment, the period commencing on the Employee’s Severance from Employment date and ending on the first date on which he again performs an Hour of Service shall be taken into account in determining the Employee’s Service, if such date is within 12 consecutive months of the date on which he last performed an Hour of Service.
(b)    If the Employee is absent from work for a reason other than one specified in Section 2.60(a)(1) and within 12 months of the first day of such absence, the Employee retires, quits or is discharged or otherwise experiences a Severance from Employment, the period commencing on the first day of such absence and ending on the first date on which he again performs an Hour of Service shall be taken into account, if such date is within 12 consecutive months of the date on which his absence began.
(c)    The Service completed by a Participant or Employee before he incurred a Period of Severance shall be canceled unless the Participant or Employee (1) had a vested interest in his Account (other than his After-Tax Account or his Rollover Account) or (2) had no vested interest in any of his Accounts (other than his After-Tax Account and his Rollover Account) at the time he incurred a Period of Severance and he again completes an Hour of Service before he incurs five consecutive twelve-month Periods of Severance.
(d)    Service shall exclude service prior to the date on which a business is acquired, merged, consolidated, or otherwise absorbed by the Company or an Affiliate, or prior to the date the assets of a business are acquired by the Company or an Affiliate, unless otherwise provided herein or authorized by the Company.
2.61    “Severance from Employment" means the earlier of (a) the date an Employee dies or retires, quits or is discharged from the Employer and all Affiliates, or (b) the first anniversary of the date that the Employee is otherwise first absent from work from the Employer and all Affiliates (with or without pay) for any reason; provided, however, that if the Employee's absence is attributable to qualified military service, the Employee shall not be considered to have had a Severance from Employment provided the absent Employee returns to active employment with the Employer or Affiliate.
2.62    “Sperry Plan” means the Sperry Retirement Program - Part B, as in effect on March 30, 1988.
2.63    “Spouse” means:
(a)    for periods beginning on and after June 26, 2013, the person to whom the Participant was legally married on the date on which the Participant’s marital status must be determined under the applicable Plan provision.
(b)    for periods prior to June 26, 2013, the spouse or surviving spouse of the Participant who is a person of the opposite gender who is the lawful husband or lawful wife of a Participant under the laws of the state or country of the Participant ’s domicile.

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Notwithstanding the foregoing, a former spouse shall be treated as the Spouse or surviving Spouse to the extent provided under a Qualified Domestic Relations Order.

2.64    “Tax Deductible Contribution Account” means a Participant’s account to which are credited tax deductible contributions, if any, made to the Plan before April 1, 1989, and earnings and losses thereon.
2.65    “Tax Deferred Account” means a Participant’s account to which are credited (a) Tax-Deferred Contributions, if any, (b) tax deferred contributions made under a Prior Plan and transferred to the Plan, (c) basic member contributions, if any, made under the Sperry Plan and transferred to the Plan, and (d) earnings and losses thereon.
2.66    “Tax Deferred Contribution” means a contribution made by an Employer in accordance with a Participant’s salary reduction agreement pursuant to Section 4.01(a) and (b). Except as specifically provided by federal law, or in the Plan or an amendment thereto, Tax Deferred Contributions shall include Roth Contributions.
2.67    “Termination of Employment” means an Employee’s cessation of employment with the Company and all Affiliates and Associated Companies as a result of quitting, retirement, discharge, release or placement on extended lay-off with no expectation of recall, or failure to return to active employment upon expiration of an approved leave of absence.
2.68    “Testing Compensation” means the total of a Participant’s wages, salary and other amounts paid by an Employer and reported in Internal Revenue Service Form W-2, and any amounts deferred under section 402(g)(3) or 125 of the Code and, effective January 1, 2001, section 132(f)(4) of the Code; provided, however, for purposes of Sections 5.02, 5.03 and 5.04, the Plan Manager may elect to exclude amounts deducted in accordance with sections 125, 132(f)(4), and 402(e)(3) of the Code as Testing Compensation. Notwithstanding the foregoing, any amounts deducted on a pre-tax basis for group health coverage because the Participant is unable to certify that he or she has other health coverage, so long as the Employer does not otherwise request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the Employer’s health plan, shall be included as Testing Compensation. Compensation for purposes of this Section shall include regular pay as described in Treasury Regulation section 1.415(c)-(2)(e)(3)(ii) if paid by the end of the Limitation Year that includes the Employee’s termination of employment, or if later, 2½ months after the Employee’s termination of employment (“the Post-Termination Period”). Any payments not described in the foregoing sentence shall not be considered Compensation if paid after termination of employment, even if they are paid within the Post Termination Period. Only the first $230,000, as adjusted in accordance with section 401(a)(17)(B) of the Code and the regulations thereunder, of the amount otherwise described in this Section shall be counted on or after January 1, 2008. Effective January 1, 2009, Testing Compensation shall include the amount of any military differential wage payments made by the Employer to a Participant in accordance with section 3401(h) and section 414(u)(12) of the Code.
2.69    “Trust” means the legal entity created by the trust agreement between the Employer and the Trustee, fixing the rights and liabilities with respect to controlling and managing the Fund for the purposes of the Plan.

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2.70    “Trust Agreement” means the trust agreement between the Company and the Trustee, fixing the rights and liabilities with respect to controlling and managing the Fund for the purposes of the Plan.
2.71    “Trustee” means the party or parties appointed by the Investment Committee as trustee of the Trust and named as trustee pursuant to the Trust Agreement or any successors thereto.

2.73A    “Unify Plan” means the Unify Square, Inc. 401(k) Plan as in effect on the applicable date.

2.72    “Unisys Stock” means Unisys Corporation common stock, par value $0.01 per share, which is readily tradable on an established securities market.
2.73    “Valuation Date” means each day of each calendar year.
ARTICLE III

ELIGIBILITY FOR PARTICIPATION
3.01    Eligibility Requirement. An Employee shall be eligible to become a Participant if he is a Covered Employee.
3.02    Participation Commencement Date. Each Covered Employee who was a Participant as of December 31, 2022, shall continue to be a Participant on January 1, 2023, if he is then a Covered Employee. Each other Covered Employee shall be a Participant on his first day of employment as a Covered Employee.
3.03    Time of Participation-Excluded Employees. An Employee who is ineligible to be a Participant because he is not a Covered Employee, shall become a Participant as of the first day on which he becomes a Covered Employee. A Participant shall cease to be an active Participant on any date on which he ceases to be a Covered Employee; however, a Participant who ceases to be a Covered Employee will remain a Participant for distribution purposes under the Plan until such time as he no longer has a vested interest under the Plan.
ARTICLE IV

CONTRIBUTIONS
4.01    Tax Deferred Contributions.
(a)        Subject to the limitations contained in Article V, each Employer shall make a Tax Deferred Contribution for the Plan Year to the Tax Deferred Account of each of its Covered Employees who, with respect to such Plan Year is a Participant and has filed a salary reduction notice with the Employer that provides for a reduction in Compensation otherwise payable to the Participant by a designated whole percentage that does not exceed the limit described in paragraph (2), and a contribution of that amount by the Employer to the Participant’s Tax Deferred Account.
(2)    The amount of the Tax Deferred Contribution made for a Participant with respect to any Plan Year pursuant to this subsection (a) shall be the amount specified in the salary reduction notice. The percentage specified shall be a whole

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percentage of the Participant’s Compensation not to exceed (A) 80% (30% for periods prior to January 1, 2016) with respect to a Participant who is a Non-Highly Compensated Employee or (B) 9% (18% for periods prior to January 1, 2017) with respect to a Participant who is a Highly Compensated Employee, The Plan Manager may, in its discretion, increase or decrease the maximum permissible amount of Tax Deferred Contributions at any time and from time to time as it deems appropriate. Any salary reduction notice shall relate only to Compensation as yet unearned when the notice is filed and may not be amended during the period to which it pertains, except that it may be terminated as to amounts unearned at the date of a Participant’s Termination of Employment.
(3)    A Participant may designate as Roth Contributions any portion of his Tax Deferred Contributions under this subsection (a) for any period beginning on or after January 1, 2020; provided, however, that a Participant employed by CompuGain may not designate as Roth Contributions any portion of his Tax Deferred Contributions between February 21, 2022 and December 31, 2022.
(b)    Each Employer shall make an additional Salary Deferral Contribution for the Plan Year to the Tax Deferred Account of each of its Covered Employees who, with respect to such Plan Year is a Participant, is age 50 or older as of the last day of the Plan Year, and has elected, in accordance with procedures established by the Plan Manager and subject to any limitations imposed by the Plan Manager, to make an additional Salary Deferral Contribution in an amount not to exceed $1,000 for the Plan Year (or such other amount as may be applicable under section 414(v) of the Code), reduced by, to the extent required by the Code and applicable Treasury regulations, any other elective deferrals contributed on the Participant’s behalf pursuant to section 414(v) of the Code for the Plan Year; provided, however, that elective deferrals shall be treated for all Plan purposes as contributed under subsection (a) above in lieu of this subsection, unless the Participant is unable to make additional Salary Deferral Contributions under subsection (a) above for the Plan Year due to limitations imposed by the Plan or applicable federal law. A Participant may designate as Roth Contributions any portion of his Tax Deferred Contributions under this subsection (b) for any period beginning on or after January 1, 2020. The amount of the additional Salary Deferral Contributions and/or Roth Contributions elected by the Participant shall be a whole percentage of the Participant’s Compensation up to 100% of the Participant’s Compensation.
(c)    Salary reduction notices pursuant to this Section 4.01 must be made within the time prescribed by the Plan Manager and shall become effective in accordance with the rules and procedures established by the Plan Manager.
(d)    Subject to, and in accordance with, the rules and procedures established by the Plan Manager, a Participant may elect to change, discontinue, or resume the percentage of Compensation under his salary reduction notice. All such elections shall become effective in accordance with the rules and procedures established by the Plan Manager.
4.02    After-Tax Contributions.
(a)    A Participant may make After-Tax Contributions to the Plan by filing a salary reduction notice authorizing the Employer to reduce the after-tax Compensation otherwise payable to the Participant by a designated whole percentage (up to the limit specified in subsection (b)), and deposit such amounts into the Participant’s After-Tax Contribution Account; provided, however, that a Participant employed by CompuGain

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may not make After-Tax Contributions to the Plan between February 21, 2022 and December 31, 2022.
(b)    The amount of the After-Tax Contribution made by a Participant with respect to any Plan Year shall be the amount specified in the salary reduction notice.  The percentage specified shall be a whole percentage not to exceed 6% of the Participant’s Compensation.
Any salary reduction notice shall relate only to Compensation as yet unearned when the notice is filed and may not be amended during the period to which it pertains, except that it may be terminated as to amounts unearned at the date of a Participant’s Termination of Employment.
(c)    Salary reduction notices pursuant to this Section 4.02 must be made within the time prescribed by the Plan Manager and shall become effective in accordance with the rules and procedures established by the Plan Manager.
(d)    Subject to, and in accordance with, the rules and procedures established by the Plan Manager, a Participant may elect to change, discontinue, or resume the percentage of Compensation under his salary reduction notice. All such elections shall become effective in accordance with the rules and procedures established by the Plan Manager.
4.03    Matching Contributions. Subject to the limitations in Article V, each Employer may make a Matching Contribution for each Plan Year to the Account of each of its Covered Employees who, with respect to such Plan Year, is a Participant and has filed a salary reduction notice in accordance with Section 4.01. If Matching Contributions are made under the Plan, such Matching Contributions shall be in an amount determined in accordance with subsections (a) and (b) below; provided, however, that no Matching Contribution shall be made for a Participant with respect to any period between February 21, 2022 and December 31, 2022 during which the Participant was employed by CompuGain.
(a)    Subject to the minimum set forth in subsection (b),
(1)    With respect to a Participant whose employment is not subject to a collective bargaining agreement or whose collective bargaining agreement provides that such Participant shall be treated in the same manner as a non-union Employee, the amount of the Matching Contribution made in accordance with this Section 4.03 with respect to each pay period in the Plan Year commencing January 1, 2011 shall be an amount equal to 50% of the first 6% of Compensation contributed as a Tax Deferred Contribution made pursuant to Section 4.01(a); provided, that the maximum Matching Contribution payable to a Participant shall not equal more than 3% of such Participant’s Compensation for the period. With respect to each pay period in the Plan Year commencing January 1, 2007 and prior to January 1, 2009 the Matching Contribution made in accordance with this Section 4.03 shall be an amount equal to 100% of the first 6% of Compensation contributed as a Tax Deferred Contribution made pursuant to Section 4.01(a); provided, that the maximum Matching Contribution payable to a Participant shall not equal more than 6% of such Participant’s Compensation for the period. No Matching Contribution shall be made on or after January 1, 2009 and prior to January 1, 2011.
(2)    Effective January 1, 2011, in addition to the Matching Contribution made pursuant to subsection (a)(1) above for a Participant whose

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employment is not subject to a collective bargaining agreement or whose collective bargaining agreement provides that such Participant shall be treated in the same manner as a non-union Employee, each Employer shall contribute to the Plan at or following the end of the Plan Year an additional Matching Contribution (a "True-Up Matching Contribution") in an amount equal to (A) 50% of the first 6% of Compensation contributed, by the Participant, as a Tax Deferred Contribution pursuant to Section 4.01(a) for the Plan Year, minus (B) any Matching Contributions previously contributed by the Employer on behalf of such Participant for the Plan Year pursuant to subsection (a)(1) above; provided, however, that, no such True-Up Matching Contribution shall be made on behalf of any Participant who incurred a Termination of Employment during the Plan Year.
(3)    With respect to a Participant not described in Section 4.03(a)(1), for Plan Years commencing prior to January 1, 2009, the amount of the Matching Contribution made in accordance with this Section 4.03 with respect to each pay period in the Plan Year shall be an amount equal to 50% of the first 4% of Compensation contributed as a Tax Deferred Contribution made pursuant to Section 4.01(a); provided, that the maximum Matching Contribution payable to a Participant shall not equal more than 2% of such Participant’s Compensation for the period. No Matching Contribution shall be made on or after January 1, 2009.
(b)    Notwithstanding anything in subsection (a) to the contrary:
(1)    each Participant who was employed by an Employer at any time during the period beginning July 1, 1998 and ending December 31, 1998 who had Tax Deferred Contributions made on his behalf for the Plan Year ending December 31, 1998 shall receive a minimum Matching Contribution for such Plan Year in an amount equal to the lesser of:
(A)    1% of the Participant’s Compensation not in excess of $80,000 for the period July 1, 1998 through December 31, 1998; or
(B)    25% of the total of the Tax Deferred Contributions made on behalf of the Participant for the Plan Year (regardless of when the Tax Deferred Contributions were made during such Plan Year).
(2)    for periods on or after January 1, 1999 but prior to January 1, 2009, each Participant who was employed by an Employer on December 31 of a Plan Year beginning on or after January 1, 1999 and who had Tax Deferred Contributions made on his behalf shall receive a minimum Matching Contribution, in accordance with procedures adopted by the Plan Manager, in an amount, when added to the Matching Contributions made on behalf of such Participant (before application of this paragraph), equal to (a) in the case of a Participant whose employment is not subject to a collective bargaining agreement or whose collective bargaining agreement provides that such Participant shall be treated in the same manner as a non-union Employee, 6% of the Participant’s Compensation not in excess of the limit described in section 401(a)(17) of the Code as in effect with respect to such Plan Year, or (b) in the case of a Participant not described in the preceding subsection (a), the lesser of:
(A)    2% of the Participant’s Compensation not in excess of the limit described in section 401(a)(17) of the Code as in effect with respect to such Plan Year; or

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(B)    50% of the total of the Tax Deferred Contributions made on behalf of the Participant for the Plan Year.
(c)    The portion of a Participant’s Tax Deferred Contributions designated as Roth Contributions shall be taken into account in determining the amount of a Participant’s Matching Contributions.
4.04    GPEP Contributions. No contributions may be made to an individual’s GPEP Account with respect to any Plan Year beginning on or after January 1, 1998. Amounts, if any, allocated to a Participant’s GPEP Account prior to January 1, 1998 shall continue to be held in the GPEP Account until distributed in accordance with the terms of the Plan.
4.05    Qualified Nonelective Contributions. Subject to the limitations described in Article V, each Employer shall make a Qualified Nonelective Non-ESOP Contribution, a Qualified Nonelective ESOP Contribution, or both in such amount, if any, as the Benefit Strategy Committee shall determine. Qualified Nonelective Non-ESOP Contributions made by an Employer shall be allocated to the Qualified Nonelective Non-ESOP Account of its employees who are both Participants and Non-Highly Compensated Employees. Qualified Nonelective ESOP Contributions made by an Employer shall be allocated to the Qualified Nonelective ESOP Account of its employees who are both Participants and Non-Highly Compensated Employees. Notwithstanding the foregoing, the Qualified Nonelective Contributions made under this Section on behalf of any individual who is a Participant and Non-Highly Compensated Employee shall not exceed the greater of 5% of such Participant’s Compensation or two times the Plan’s representative contribution rate.
4.06    Rollover Contributions. With the approval of the Plan Manager, a Participant (or the surviving Spouse of a deceased Participant who has an Account under the Plan) may contribute to a Rollover Account all or a portion of the amount payable to the Participant (or the surviving Spouse of a deceased Participant who has an Account under the Plan) as an eligible rollover distribution from an eligible retirement plan (as defined under section 401(a)(31) of the Code); provided, however, that (1) a former Participant may rollover to the Plan all or a portion of any eligible rollover distribution received from the Unisys Pension Plan or the Unisys Pension Plan 2, and (2) the Plan shall not accept a rollover from a Roth IRA described in section 408A of the Code but, effective January 1, 2020, shall accept a rollover of designated Roth contributions transferred directly from a designated Roth account under another employer’s 401(k) plan or 403(b) plan. If the Plan receives such a rollover contribution of designated Roth contributions, it shall be allocated to a sub-account of the Participant’s Roth Contribution Account. Any payment to the Plan pursuant to this Section 4.06 shall be made as a direct rollover that satisfies section 401(a)(31) of the Code or shall be made to the Plan within 60 days after the Participant’s (or the surviving Spouse’s) receipt of the distribution from the plan or individual retirement account in such manner as may be approved by the Plan Manager.
4.07    Contribution Attributable to Military Service. If a Participant returns to employment with the Employer following a period of service in the Armed Forces of the United States for which an Employer is required to give reemployment rights by law, the Employer contributions to the Plan with respect to such period shall be as follows:
(a)    During the period that begins on the date of the Participant’s return to employment and lasts for the lesser of (1) the product of 3 multiplied by the applicable period of military service; or (2) five years, the Participant may elect a Compensation

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reduction in return for the corresponding Tax Deferred Contributions on his behalf, or After-Tax Contributions, as applicable, that could have been made if the Participant had continued to be employed and received Compensation during the applicable period of military service.
(b)    The Employer shall contribute to the Plan, on behalf of each Participant who has been credited under subsection (a) with Tax Deferred Contributions or After-Tax Contributions, Matching Contributions equal to the amount of Matching Contribution that would have been required under Section 4.03 had such Tax Deferred or After-Tax Contributions, as applicable, been made during the applicable period of military service.
A Participant who is entitled to a contribution pursuant to this Section 4.07 shall not be entitled to receive corresponding retroactive earnings attributable to such contribution nor shall he be entitled to participate in the allocation of any forfeiture that occurred during his period of military service. For purposes of this Section 4.07, an Employee’s Compensation for the applicable period of military service shall be deemed to equal the amount of Compensation the Employee would have received from the Employer during such period, based on the rate of pay the Employee would have received from the Employer but for the absence due to military service, or, if such rate of pay is not reasonably certain, the Employee’s average Compensation during the 12-month period immediately before the qualified military service or, if shorter, the period of employment immediately before the qualified military service. The limitations under Sections 5.01 and 5.04 are applicable to contributions made pursuant to this Section 4.07 for the Plan Year to which the contributions relate. The limitations under Sections 5.02 and 5.03 shall not apply to contributions made pursuant to subsections (a) or (b) of this Section 4.07.
4.08    Allocation of Payments Relating to Executive Life Insurance Company Insolvency. To the extent the Plan is paid any amount from a state guaranty association with regard to the insolvency of Executive Life Insurance Company in 1991, such amount shall be allocated on a pro rata basis, in accordance with procedures adopted by the Plan Manager to the Accounts of any Participant who (a) resided in such state on the applicable trigger date for coverage under the state’s guaranty association statute, and (b) had any portion of his Accounts invested, as of April 11, 1991, in a fund that held an Executive Life Insurance Company guaranteed investment contract. The specific Accounts to which a Participant’s allocation shall be credited shall be the Accounts which were invested in the guaranteed investment contract.
4.09    Form and Timing of Contributions. Contributions shall be made to the Fund as soon as administratively practicable after the close of the payroll period to which they relate. In no event, however, shall Tax Deferred (including Roth) and After-Tax Contributions be made to the Fund later than the date prescribed under applicable regulations. In no event shall Matching Contributions be made to the Fund later than the last date on which amounts so paid may be deducted for federal income tax purposes by the contributing Employer for the taxable year in which the Plan Year ends. Generally, contributions shall be made in cash; provided, however, that Marching Contributions may be made in the form of Unisys Stock or cash, as determined by the Company in its sole discretion. The value of the Unisys Stock contributed as Matching Contributions shall be equal to the fair market value of such stock on the date such Matching Contributions is actually made to the Fund, determined in accordance with procedures established by the Plan Manager and the Trustee.
4.10    Recovery of Employer Contributions. The Employer may recover its contributions under the Plan as follows:

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(a)    if a contribution is made by an Employer under a mistake of fact, the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact may be recovered by the Employer within one year after payment of the contribution; or
(b)    if the contribution is conditioned upon its deductibility under section 404 of the Code, the contribution may be recovered, to the extent a deduction is disallowed, within one year after the disallowance.
Earnings attributable to an excess contribution may not be recovered by the Employer. Any losses attributable to the excess contribution shall reduce the amount the Employer may recover.
4.11    Plan Expense Contributions. The Employer, in its sole discretion, may contribute to the Plan, at any time and from time to time, such cash amounts as it shall determine in its sole discretion, which contributions shall be used to pay expenses of the Plan as determined by the Plan Manager. Such contributions shall be allocated as of the end of the Plan Year with respect to which such contribution is made, on a per capita basis, among all Participants who are employed on the last day of such Plan Year. Anything contained in this Article IV, Article VI, Article VII, Article X, or elsewhere in the Plan to the contrary notwithstanding, (i) Plan Expense Contributions may be made by the Employer for a Plan Year at any time, but not later than the date on which amounts so contributed may be deducted for federal income tax purposes by the contributing Employer for the taxable year on or within which such Plan Year ends; (ii) a Participant may not direct the investment of amounts credited to his Plan Expense Contribution Account, instead, such amounts shall be invested by the Investment Committee in short-term investments pending the use of such amounts to pay plan expenses; (iii) a Participant shall be fully vested in amounts credited to the Participant’s Plan Expense Contribution Account; and (iv) no withdrawals or loans may be made by a Participant with respect to amounts credited to the Participant’s Plan Expense Contribution Account.
4.12    Roth In-Plan Conversions. Subject to the requirements of this Section 4.12 and section 402A(c)(4) of the Code, and regulations and rulings promulgated thereunder, a Participant who is a Covered Employee may convert all or a portion of his vested Account (excluding amounts held in the Participant’s Roth Contribution Account and amounts that are not currently available for a withdrawal or distribution) to Roth Contributions by making a Roth conversion election. Converted amounts shall be held in the Participant’s Roth In-Plan Conversion Account. A Participant may make a Roth conversion election at any time following notification to the Committee, and in accordance with rules and procedures established by the Committee.
ARTICLE V

LIMITATIONS ON EMPLOYER CONTRIBUTIONS
5.01    Dollar Limitation on Tax Deferred Contributions (Including Roth Contributions).
(a)    The Tax Deferred Contribution made on behalf of a Participant pursuant to Section 4.01(a) for a calendar year (including any portion of such Tax Deferred Contributions designated as Roth Contributions) shall not exceed the dollar limit specified under section 402(g) of the Code. This dollar limit shall be reduced by the amount, if any, contributed on behalf of the Participant under any other qualified cash or

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deferred arrangement, simplified employee pension or annuity established under section 403(b) of the Code for the calendar year, other than elective deferral contributions made pursuant to section 414(v) of the Code.
(b)    In the event that the dollar limit described in subsection (a) is exceeded in a calendar year for a Participant, the Plan Manager shall direct the Trustee to distribute by April 15 of the following calendar year, the amount of excess Tax Deferred Contributions, plus the sum of the allocable gain or loss on such excess Tax Deferred Contributions for the calendar year in which such Tax Deferred Contributions were made. If a Participant with excess Tax Deferred Contributions under this Section has contributed Roth Contributions and other Tax Deferred Contributions to the Plan during the applicable year, Tax Deferred Contributions (excluding Roth Contributions) not taken into account in determining Matching Contributions under Section 4.03 shall be reduced first, Roth Contributions not taken into account in determining Matching Contributions under Section 4.03 shall be reduced second, Tax Deferred Contributions (excluding Roth Contributions) taken into account in determining Matching Contributions under Section 4.03 shall be reduced third, and Roth Contributions taken into account in determining Matching Contributions under Section 4.03 shall be reduced last.
(c)    The Participant shall forfeit any Matching Contributions (excluding Matching Contributions forfeited or distributed pursuant to the provisions of Sections 5.03(b)(4) and (5)) and earnings, allocated to him or her by reason of the distributed Tax Deferred and Roth Contributions.
5.02    Limitation on Tax Deferred Contributions for Highly Compensated Employees.
(a)    For each Plan Year the average of the Actual Deferral Percentages for Participants who are Highly Compensated Employees shall be compared to the average of the Actual Deferral Percentages for the other Participants for the current Plan Year; the average of the Actual Deferral Percentages for Participants who are Highly Compensated Employees shall not exceed the greater of:
(1)    the average of the Actual Deferral Percentages for Participants who are Non-Highly Compensated Employees for the current Plan Year, multiplied by 1.25; or
(2)    the lesser of:
(A)    the average of the Actual Deferral Percentages for Participants who are Non-Highly Compensated Employees for the current Plan Year multiplied by two, or
(B)    the average of the Actual Deferral Percentages for Participants who are Non-Highly Compensated Employees for the current Plan Year plus two.
In the event that the Plan satisfies the requirements of section 401(a)(4), 401(k) or 410(b) of the Code only if aggregated with one or more other qualified retirement plans, or if one or more other qualified retirement plans satisfy the requirements of these sections only if aggregated with the Plan, then this subsection (a) shall be applied as if all such plans were a single plan.

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(b)    If in the Plan Year, the average of the Actual Deferral Percentages for Participants who are Highly Compensated Employees exceeds the limit in subsection (a) for a Plan Year, the Plan Manager shall:
(1)    determine the amount by which the Actual Deferral Percentage for Highly Compensated Employee or Employees with the highest Actual Deferral Percentage or Percentages for the Plan Year would need to be reduced to comply with the limit in subsection (a);
(2)    convert the excess percentage amount determined under clause (1) into a dollar amount; and
(3)    reduce the Tax Deferred Contributions of the Highly Compensated Employee with the greatest dollar amount of Tax Deferred Contributions made on their behalf with respect to the Plan Year pursuant to Section 4.01(a) by the lesser of (A) the amount by which the dollar amount of the affected Highly Compensated Employee’s Tax Deferred Contributions made pursuant to Section 4.01(a) exceeds the dollar amount of the Highly Compensated Employee with the next highest dollar amount of Tax Deferred Contributions made pursuant to Section 4.01(a), or (B) the amount of the excess dollar amount determined under clause (2); and
(4)    either:
(A)    direct the Trustee to return the excess Tax Deferred Contributions, as adjusted in accordance with subsection (d), to the individuals from whose Accounts the excess Tax Deferred Contributions were obtained within two and one-half months following the close of the Plan Year, if administratively practicable, but in no event later than the close of the following Plan Year;
(B)    recharacterize the Tax Deferred Contribution as an After-Tax Contribution, to the extent permitted by the applicable Treasury regulations, no later than two and one-half months following the close of the Plan Year; or
(C)    make Qualified Nonelective Non-ESOP Contributions, as described under Section 4.05, to the extent necessary to satisfy subsection (a).
(c)    To the extent that a Matching Contribution relates to excess Tax Deferred Contributions returned or recharacterized pursuant to subsection (b)(4), such Matching Contributions, as adjusted in accordance with subsection (d), shall be forfeited immediately. Amounts forfeited during the Plan Year shall be used in accordance with the provisions of Section 7.02(d).
(d)    The excess Tax Deferred Contributions returned or recharacterized pursuant to subsection (b), and any Matching Contributions forfeited pursuant to subsection (c) shall be adjusted for any income or loss thereon up to the date of distribution or forfeiture, as applicable, using the Plan’s method for allocating income and loss as provided under Section 5.05.
(e)    The amount of the excess Tax Deferred Contributions to be returned pursuant to subsection (b) for a Plan Year shall be reduced by the amount of excess Tax Deferred Contributions previously distributed to the Highly Compensated Employee pursuant to Section 5.01(b) for such Employee’s taxable year ending on or within the Plan Year for which the excess Tax Deferred Contributions are returned pursuant to subsection (b).

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(f)    If a Participant with excess Tax Deferred Contributions under this Section has contributed Roth Contributions and other Tax Deferred Contributions to the Plan during the applicable year, Tax Deferred Contributions (excluding Roth Contributions) not taken into account in determining Matching Contributions under Section 4.03 shall be reduced first, Roth Contributions not taken into account in determining Matching Contributions under Section 4.03 shall be reduced second, Tax Deferred Contributions (excluding Roth Contributions) taken into account in determining Matching Contributions under Section 4.03 shall be reduced third, and Roth Contributions taken into account in determining Matching Contributions under Section 4.03 shall be reduced last.
5.03    Limitation on After-Tax Contributions and Matching Contributions for Highly Compensated Employees.
(a)    For each Plan Year the average of the Actual Contribution Percentages for Participants who are Highly Compensated Employees shall be compared to the average of the Actual Contribution Percentages for the other Participants for the current Plan Year; the average of the Actual Contribution Percentages for Participants who are Highly Compensated Employees shall not exceed the greater of:
(1)    the average of the Actual Contribution Percentages for Participants who are Non-Highly Compensated Employees for the current Plan Year multiplied by 1.25; or
(2)    the lesser of:
(A)    the average of the Actual Contribution Percentages for Participants who are Non-Highly Compensated Employees for the current Plan Year multiplied by two, or
(B)    the average of the Actual Contribution Percentages for Participants who are Non-Highly Compensated Employees for the current Plan Year plus two.
In the event that the Plan satisfies the requirements of section 401(a)(4), 401(m) or 410(b) of the Code only if aggregated with one or more other qualified retirement plans, or if one or more other qualified retirement plans satisfy the requirements of these sections only if aggregated with the Plan, then this subsection (a) shall be applied as if all such plans were a single plan.
(b)    If in any Plan Year the average of the Actual Contribution Percentages for Participants who are Highly Compensated Employees exceeds the limit in subsection (a) for a Plan Year, the Plan Manager shall:
(1)    determine the amount by which the Actual Contribution Percentage for Highly Compensated Employee or Employees with the highest Actual Contribution Percentage or Percentages for the Plan Year would need to be reduced to comply with the limit in subsection (a);
(2)    convert the excess percentage amount determined under clause (1) into a dollar amount; and
(3)    reduce the After-Tax Contributions (including any Tax Deferred Contributions recharacterized as After-Tax Contributions pursuant to Section 5.02(b)(4)(B)) and then, to the extent necessary, the Matching Contributions of the

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Highly Compensated Employee with the greatest dollar amount of aggregate After-Tax and Matching Contributions made on their behalf with respect to the Plan Year by the lesser of (A) the amount by which the dollar amount of the affected Highly Compensated Employee’s aggregate After-Tax and Matching Contributions exceeds the dollar amount of the Highly Compensated Employee with the next highest dollar amount of After-Tax and Matching Contributions, or (B) the amount equal to the excess dollar amount determined under clause (2); and
(4)    either:
(A)    direct the Trustee to return the excess After-Tax Contributions and vested Matching Contributions, as adjusted in accordance with subsection (c), to the individuals from whose Accounts the excess Matching Contributions were obtained within two and one-half months following the close of the Plan Year, if administratively practicable, but in no event later than the close of the following Plan Year; or
(B)    make Qualified Nonelective Non-ESOP Contributions, as described under Section 4.05, to the extent necessary to satisfy the limit under subsection (a); and
(5)    direct the Trustee to forfeit the excess unvested Matching Contributions, as adjusted in accordance with subsection (c), to the individuals from whose Accounts the excess Matching Contributions were obtained. Amounts forfeited during the Plan Year shall be used in accordance with the provisions of Section 7.02(d).
(c)    To the extent that a Matching Contribution relates to excess After-Tax Contributions returned pursuant to subsection (b)(4), such Matching Contributions, as adjusted in accordance with subsection (d), shall be forfeited immediately. Amounts forfeited during the Plan Year shall be used in accordance with the provisions of Section 7.02(d).
(d)    The excess After-Tax and Matching Contributions returned or recharacterized pursuant to subsection (b) shall be adjusted for any income or loss thereon up to the date of the distribution or forfeiture, as applicable, using the Plan’s method for allocating income and loss as provided under Section 5.05.
5.04    Limitations on Allocations.
(a)    The maximum allowable addition to any Participant’s Accounts for any Plan Year shall be the lesser of:
(1)    $40,000 (as adjusted under section 415(d) of the Code); or
(2)    100% of the Participant’s Testing Compensation for the Plan Year.
For purposes of this Section 5.04, an addition shall not include Tax Deferred Contributions made pursuant to Section 4.01(b) and Rollover Contributions but shall include all other contributions and forfeitures allocated to a Participant’s Accounts for the Plan Year, and all contributions and forfeitures under any other defined contribution plan of the Company or an Affiliate (other than elective deferral contributions made pursuant to section 414(v) of the Code).

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(b)    If the addition to any Participant’s Accounts (other than his Tax Deferred Contributions made pursuant to Section 4.01(b) and his Rollover Account) for any Plan Year exceeds the maximum annual allowable addition to such Participant’s Accounts under subsection (a), excess amounts shall be corrected as permissible under applicable guidance, including the Employee Plans Compliance Resolution System that is issued by the Internal Revenue Service.
5.05    Distribution or Forfeiture of Income. Any distribution or forfeiture of Tax Deferred Contributions, After-Tax Contributions or Matching Contributions necessary pursuant to Section 5.02 and 5.03 shall include a distribution or forfeiture of the income, if any, allocated to such contributions determined as of the last day of the Plan Year in which such contributions were made.
5.06    Overall Deductibility Limit. In no event may the aggregate contribution made by an Employer under the Plan for a Plan Year exceed the amount that may be deducted under section 404 of the Code with respect to such Plan Year.
ARTICLE VI

INVESTMENT AND VALUATION OF ACCOUNTS
6.01    Investment Direction by Participants. Except as otherwise provided in Section 6.02, each Participant shall direct the Trustee to invest the amounts credited to his Accounts in one or more Investment Funds, subject to the rules and procedures established by the Plan Manager. A Participant’s investment direction shall be made at the time and in the manner prescribed by the Plan Manager. If any balance remains in a Participant’s Accounts after his death, his Beneficiary shall direct the investment of the amounts credited to the Accounts as if the Beneficiary were the Participant. To the extent required by a Qualified Domestic Relations Order, the alternate payee of a Participant shall direct the investment of the amounts credited to the Participant’s Accounts as though the alternate payee were the Participant. To the extent a Participant, Beneficiary or alternate payee directs the investment of the amounts credited to his Accounts, this Plan is intended to be subject to section 404(c) of ERISA, as described under Section 6.07. To the extent that a Participant, Beneficiary or alternate payee does not direct the investment of his Account, his or her Account shall be invested pending such direction in the Qualified Default Investment Alternative. Notwithstanding the foregoing, the Investment Committee shall have the right to adopt rules and procedures to govern Participant, Beneficiary or alternate payee investment elections and directions under the terms of the Plan, whether or not such rules and procedures are required by the investment funds.
6.02    Investment Funds. The Investment Funds available under the Plan (other than the Unisys Common Stock Fund) shall be designated by, and at the sole discretion of, the Investment Committee, provided that (a) in no event shall there be more than 25 Investment Funds available under the Plan, including the Unisys Common Stock Fund as provided in Section 6.05, and one or more life-cycle or target-retirement-date funds whose assets are allocated based on each such fund’s target date and (b) for any period during which the Plan is subject to section 401(a)(35) of the Code, in no event shall there be less than three Investment Funds available under the Plan (not including the Unisys Common Stock Fund). The Investment Committee, at its sole discretion, may from time to time designate or establish new investment funds or eliminate existing Investment Funds (other than the Unisys Common Stock Fund). Investment in any Investment Fund shall be made in accordance with rules formulated by the Investment Committee and the accounting procedures applied under the Plan shall be modified by

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the Investment Committee to the extent they deem appropriate to reflect investments in that Investment Fund. The Investment Committee has the authority to select and appoint Investment Managers. The Investment Funds may be managed by the Trustee or an Investment Manager. Pending investment, reinvestment or distribution, as provided in the Plan, the Trustee or Investment Manager may temporarily retain the assets of any one or more Investment Funds in cash, commercial paper, short-term government obligations or, unless otherwise directed by the Investment Committee, undivided interests or participations in common or collective funds consisting of short-term investments, including funds of the Trustee or Investment Manager.
6.03    Valuation of the Fund. As of each Valuation Date, any increase or decrease in the fair market value of each Investment Fund (net after deduction of liabilities) since the preceding Valuation Date shall be credited to or deducted from the Accounts, if any, of each Participant. The allocation for each Investment Fund shall be made in the proportion that the balance in each Account invested in the Investment Fund as of the Valuation Date bears to the aggregate balance in all Accounts invested in the Investment Fund on that date. For purposes of the preceding sentence, the Employer’s contributions to the Plan for the current year shall be excluded. The fair market value of investments shall be determined in accordance with any reasonable method permitted under regulations prescribed by the United States Department of the Treasury and such reasonable and uniform rules as the Trustee may adopt.
6.04    Unisys Common Stock Fund. The Investment Funds under the Plan shall include the Unisys Common Stock Fund, which is an Investment Fund providing for investment and reinvestment exclusively in Unisys Stock, except to the extent cash is held to facilitate purchases and sales within the fund. Investments in the Unisys Common Stock Fund shall be accounted for on the basis of units of the Unisys Common Stock Fund. Shares of Unisys Stock and cash received by the Unisys Common Stock Fund that are attributable to dividends, stock dividends, stock splits or to any reorganization or recapitalization of Unisys Corporation shall remain in or be invested in, as applicable, the Unisys Common Stock Fund and allocated to the Participant Accounts in proportion to the number of units of the Unisys Common Stock Fund held in such accounts. The transfer taxes, brokerage fees and other expenses incurred in connection with the purchase, sale or distribution of Unisys Stock, including Unisys Stock contributed as Matching Contributions, shall be paid by the Unisys Common Stock Fund. In addition, the Unisys Common Stock Fund shall bear any other administrative fees and expenses incurred by the Plan in connection with the transfer of the Participant’s interest in the Unisys Common Stock Fund. The voting and tendering of Unisys Stock held in the Unisys Common Stock Fund shall be subject to the following:
(a)    For purposes of this Section, shares of Unisys Stock shall be deemed to be allocated and credited to each applicable Account of the Participant in an amount to be determined based on the balance in such account on the accounting date coincident with or next preceding the record date of any vote or tender offer and the closing price of Unisys Stock on such accounting date or if not traded on that date, on the business day on which shares of Unisys Stock were last traded before that accounting date.
(b)    Each Participant who has any amounts under his Account invested in the Unisys Common Stock Fund shall be given notice by the Trustee of the date and purpose of each meeting of the stockholders of the Company at which shares of Unisys Stock are entitled to be voted, and instructions shall be requested from each such Participant as to the voting at the meeting of such Unisys Stock. If the Participant furnishes instructions within the time specified in the notification given to him, the

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Trustee shall vote such Unisys Stock in accordance with the Participant’s instructions. Shares of Unisys Stock that have not been credited to any Participant’s Account or for which no instructions were timely received by the Trustees, whether or not credited to the Account of any Participant shall be voted by the Trustee in the same proportion that the allocated and voted shares of Unisys Stock have been voted by Participants. The Investment Committee shall establish procedures under which notices shall be furnished to Participants as required by this subsection (b) and under which the Participants’ instructions shall be furnished to the Trustee.
(c)    Each Participant who has any amounts under his Account invested in the Unisys Common Stock Fund shall be given notice of any tender offer for, or a request or invitation for tenders of, Unisys Stock made to the Trustees. Instructions shall be requested from each such Participant as to the tendering of shares of Unisys Stock credited to his Account and for this purpose Participants shall be provided with a reasonable period of time in which they may consider any such tender offer for, or request or invitation for tenders of, Unisys Stock made to the Trustees. The Trustees shall tender such Unisys Stock as to which the Trustees have received instructions to tender from Participants within the time specified. Unisys Stock credited to an Account as to which the Trustee has not received instructions from a Participant shall not be tendered. Shares of stock that have not been credited to any Participant’s Account shall be tendered by the Trustee in the same proportion that the allocated and tendered shares of Unisys Stock have been tendered by Participants. The Investment Committee shall establish procedures under which notices shall be furnished to Participants as required by this subsection (c) and under which the Participants’ instructions shall be furnished to the Trustee. In carrying out their responsibilities under this subsection (c) the Trustees may rely on information furnished to them by (or under procedures established by) the Investment Committee.
(d)    For all purposes of this Section 6.05, the number of shares of Unisys Stock held in a Participant’s Account which are invested in the Unisys Common Stock Fund shall be the number of shares of Unisys Stock represented by the number of units held in such accounts after reducing such number of units by the number of units in such accounts which represent cash.
(e)    With respect to Participants subject to Section 16 of the Securities Exchange Act of 1934, the Investment Committee shall apply any requirements or restrictions required for the Plan to obtain the protections of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor Rule or regulation intended to replace Rule 16b-3.
6.05    Special Rule Regarding Appraisal of Unisys Stock. If at any time the Unisys Stock held by the ESOP Portion of the Plan is not readily tradable on an established securities market, all valuations of such Unisys Stock with respect to activities carried on by the Plan shall be made by an independent appraiser meeting requirements similar to the requirements of Treasury Regulation §1.170A-13(c)(5).
6.06    Section 404(c) Compliance. The Plan is intended to constitute a plan described in section 404(c) of ERISA and section 2550.404c-1 of the United States Department of Labor regulations. Thus, no fiduciary of the Plan shall be liable for any loss, or by reason of any breach, which results from any investment direction made by a Participant, Beneficiary or alternate payee under a Qualified Domestic Relations Order. The Company or its delegate shall comply with, or monitor compliance with, as required, all disclosure and other responsibilities described in sections 2550.404c-1(b)(2)(i)(A) and (b)(2)(i)(B)(1) of the United States Department of Labor regulations except that the

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Trustee shall monitor compliance with those procedures established to provide confidentiality of information relating to the exercise of voting and tender rights by Participants. If the Company determines that a situation has potential for undue influence by the Company, the Company shall direct an independent party to perform such activities as are necessary to ensure the confidentiality of the rights of Participants.
ARTICLE VII

VESTING
7.01    Vesting Schedule.
(a)    A Participant shall at all times be fully vested in the balance of his After-Tax Account, Tax Deferred Account, Roth Contribution Account, Roth In-Plan Conversion Account, GPEP Account, Tax Deductible Contribution Account, and Rollover Account.
(b)    A Participant employed by an Employer on or after January 1, 2000 shall be fully vested in his ESOP Account and Regular Account. A Participant who terminated employment with all Employers prior to January 1, 2000 shall have his vested interest in his ESOP Account and Regular Account determined in accordance with the provisions of the Plan as in effect on the date he terminated employment with all Employers.
(c)    A Participant’s vested interest in his Matching Contribution Account shall be determined under the following schedule:

Years of Service	Vested Percentage
Less than 1	0%
At least 1 year, but less than 2 years	33%
At least 2 years, but less than 3 years	66%
3 years or more	100%

Notwithstanding the foregoing, a Participant shall be fully vested in his Matching Contribution Account if (1) he attains Normal Retirement Age while employed by an Employer or an Affiliate or (2) he was hired prior to May 1, 2022.
(d)    If a Participant receives a distribution from his Matching Contributions Account, at a time when he is not fully vested in such Account, his vested interest in such Account at all times prior to the date on which he incurs his fifth consecutive Period of Severance shall be determined by the formula:
X = P (AB + D) – D
where X is the vested interest in the applicable Account, P is the percentage determined in accordance with this Section at the time of determination, AB is the balance of the applicable Account at the time of determination and D is the amount which was previously distributed to the Participant from the applicable Account.

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7.02    Forfeitures.
(a)    The unvested portion of a Participant’s Accounts shall be forfeited as of the earlier of the date described in paragraphs (1) and (2) below:
(1)    as of the last day of the Plan Year in which a Participant incurs a Period of Severance equal to five consecutive years;
(2)    the last day of the Plan Year in which the Participant receives a distribution of his vested interest under the Plan.
(b)    For purposes of subsection (a), a Participant who terminates employment with the Employer and all Affiliates and has no vested interest in his Accounts at such time, shall be deemed to have received a single sum payment of his entire vested interest in his Accounts as of the date of his Termination of Employment. Restorations pursuant to this subsection (b) shall be made from currently forfeited accounts in accordance with subsection (d), or from additional contributions by the Employer.
(c)    If a Participant who has received a distribution described in paragraph (a)(2) of this Section, whereby any part of his Account has been forfeited, again becomes a Covered Employee prior to incurring five (5) consecutive twelve-month Periods of Severance and repays the amount of the distribution no later than the fifth anniversary of the date on which the Participant again becomes a Covered Employee, the amount so forfeited shall be restored to his Account.
(d)    Amounts forfeited under the Plan shall be used to restore amounts required to be restored in accordance with subsection (c), reduce Employer Matching Contribution, or pay Plan expenses.
ARTICLE VIII

AMOUNT OF BENEFITS
8.01    Benefits Upon Severance from Employment. A Participant who incurs a Severance from Employment for a reason other than death shall be entitled to a distribution of the entire vested balance of his Accounts as of the Valuation Date coincident with or immediately preceding his Benefit Commencement Date.
8.02    Death Benefits. If a Participant’s Severance from Employment occurs by reason of his death, his Beneficiary shall be entitled to a distribution of the entire vested amount credited to the Participant’s Accounts as of the Valuation Date coincident with or next following his Benefit Commencement Date.
ARTICLE IX

PAYMENT AND FORM OF BENEFITS
9.01    Form of Benefit Paid to Participant.
(a)    Unless a Participant elects otherwise in accordance with subsection (b), any benefit due a Participant under Article IX shall be paid in a single sum, subject to 9.04. If the vested Account balance to which a Participant is entitled is zero as of the date of the Participant’s Severance from Employment, such Participant shall be deemed

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to have received a single sum payment of his entire vested Account balance under the Plan as of such date.
(b)    If a Participant’s vested Account balance exceeds $1,000 as of his Benefit Commencement Date, he may, in lieu of the single sum payment prescribed under subsection (a), elect (1) monthly, quarterly, semi-annual or annual installments payable over a period of no less than one-year and no greater than 20 years; provided, however, that a Participant may, at any time, take a lump sum distribution of his remaining Account, or otherwise change or discontinue the installment payments or (2) a partial withdrawal of his Account at such times and in such amounts as may be requested by the Participant; provided that such election must be in writing and be made within the Notice Period in the manner prescribed by the Plan Manager. The Participant shall be provided with information regarding the consequences of failing to defer distribution of his vested Account balance until such later date as permitted under the Plan.
9.02    Benefit Commencement Date.
(a)    Except as provided under this Article IX, if the Participant’s vested Account balance as of his Benefit Commencement Date does not exceed $1,000, his benefit under the Plan shall be paid in a single sum as soon as administratively practicable following the Valuation Date coinciding with or next following date of the Participant’s termination of employment with Employer.
(b)    Except as otherwise provided under this Article IX, if the Participant's vested Account balance as of his Termination of Employment is greater than $1,000, the benefit payable to a Participant in accordance with Article VIII shall be paid or commence no later than the April 1 of the calendar year following the later of (1) the calendar year in which the Participant attains age 72 (or age 70½ with respect to a Participant who attained age 70½ on or before December 31, 2019) or (2) the calendar year in which the Participant incurs a Termination of Employment; provided, however, that the Participant may elect, in writing, to have his benefit paid or commence on the first day of any earlier month beginning with the month following the month in which his Termination of Employment occurred.
9.03    Form and Payment of Death Benefit.
(a)    A Participant shall designate a Beneficiary or Beneficiaries to receive any benefits which may be payable under the Plan in the event of his death.
(b)    If the vested Account balance to which a Beneficiary is entitled is $1,000 or less, such amount shall be paid in a single sum, subject to Section 9.04. If the Account balance payable upon a Participant’s death is zero, the Participant’s Beneficiary shall be deemed to have received a single sum payment of the Participant’s entire Account balance under the Plan or on the date of the Participant’s death.
(c)    If the vested Account balance exceeds $1,000, the Participant’s vested Account balance shall be paid to his Beneficiary in a single sum, subject to Section 9.04; provided, however, that if a Participant dies before his Benefit Commencement Date, his Beneficiary may elect, in lieu of a single sum payment, monthly installment payments over a period of no less than the life expectancy of the Beneficiary.
(d)    Subject to Section 9.03(e), if a Participant dies on or after his Benefit Commencement Date but before the entire amount of his benefit has been paid, the

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remaining amount shall be paid to his Beneficiary in the form and over the period being used at the Participant’s date of death.
(e)    Distributions Upon the Death of a Participant under the Setting Every Community Up for Retirement Enhancement (SECURE Act). Notwithstanding the foregoing provisions of this Section, distributions attributable to a Participant who dies after 2019 shall be subject to the following provisions:
(1)    the only distributions payable upon the Participant's death that are permitted to be paid over the life expectancy of a Designated Beneficiary (as defined below) are those distributions that are payable to an Eligible Designated Beneficiary (as defined below). Any post-death distributions that are payable to any Designated Beneficiary other than an Eligible Designated Beneficiary must be paid in full within 10 years of the Participant's death.
(2)    For purposes of these post-death distribution requirements, a Designated Beneficiary is the individual who is designated as the Participant's beneficiary under Section 2.10 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Treas. Reg. §1.401(a)(9)-1, Q&A-4.
(3)    For purposes of these post-death distribution requirements, an Eligible Designated Beneficiary is:
(A)    The Participant's surviving Spouse.
(B)    The Participant's child who has not reached the age of majority.
(C)    A disabled person, as defined in section 72(m)(7) of the Code.
(D)    A person certified to be chronically ill (as defined in section 7702B(c)(2) of the Code), for a reasonably lengthy period or indefinitely.
(E)    A person who is not more than 10 years younger than the Participant.
(4)    For purposes of any post-death distributions payable to an Eligible Designated Beneficiary:
(A)    The post-death distribution shall begin within one year of the Participant's death (or such other date as may be permitted under section 401(a)(9) of the Code and regulations issued thereunder), except that in the case of benefits payable to the Participant's surviving Spouse, the post-death distribution shall begin no later than what would have been the Participant's required beginning date (or such other date as may be permitted under section 401(a)(9) of the Code and regulations issued thereunder).
(B)    A minor child will cease to be an Eligible Designated Beneficiary when he or she reaches the age of majority, at which time any remaining balance in the Participant's account balance must be fully distributed to such child within 10 years of the minor child reaching the age of majority.

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(C)    If an Eligible Designated Beneficiary dies, any remaining balance in the Participant's account balance must be fully distributed within 10 years.
(5)    A Designated Beneficiary, who is not an Eligible Designated Beneficiary, must receive his or her distribution within 10 years of the Participant's death, except that if the Participant died before January 1, 2020, distributions can continue to be made over the Designated Beneficiary's lifetime. Upon the death of the Designated Beneficiary, any remaining balance in the Participant's account balance must be fully distributed within 10 years of the Designated Beneficiary's death.
(6)    A Beneficiary who is not a Designated Beneficiary or an Eligible Designated Beneficiary must receive his or her distribution within 5 years of the Participant's death, except that if the Participant died before January 1, 2020, distributions can continue to be made over the beneficiary's lifetime.
9.04    Form of Single Sum Distributions. If a benefit under the Plan is payable in a single sum, such amount shall generally be paid in cash. However, a Participant or Beneficiary entitled to a distribution may elect, in the form and manner prescribed by the Plan Manager, to receive the vested balance of the Account invested in the Unisys Common Stock Fund in the form of whole shares of Unisys Stock (and cash with respect to fractional shares). Before any distribution is made from the Plan in a single sum, the portion of a Participant’s ESOP Account that has been invested in Investment Funds other than the Unisys Common Stock Fund, shall be automatically reinvested in the Unisys Common Stock Fund before distribution.
9.05    Put Options. If the Unisys Stock held under the ESOP Portion of the Plan is not readily tradable on an established securities market (within the meaning of section 409(h)(1)(B) of the Code), any Participant who is entitled to a distribution of such shares from the Plan shall have a right to require the Company to repurchase such shares during the 60-day period following the date such shares are distributed or during an additional period of at least 60 days during the following Plan Year. Amounts paid by the Company under this Section shall be paid in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the exercise of the put option described in the preceding sentence and not exceeding five years and adequate security shall be provided, and interest paid, on any unpaid installments. Except as otherwise provided herein or required by law, Unisys Stock held under the ESOP Portion of the Plan shall not be subject to a put, call, or other option, or a buy-sell or similar arrangement either while held by the Plan or when distributed to or on account of a Participant whether or not the Plan is then an Employee Stock Ownership Plan.
9.06    Direct Rollovers. In the event any payment or payments to be made under the Plan to a Participant, a Beneficiary who is the surviving Spouse of a Participant, or an alternate payee who is the former spouse of a Participant, would constitute an "eligible rollover distribution," such individual may request that such payment or payments be transferred directly from the Plan to the trustee of an "eligible retirement plan." Any such request shall be made in writing, on the form prescribed by the Plan Manager for such purpose, at such time in advance as the Plan Manager may specify.
For purposes of Section 9.06, an “eligible rollover distribution” shall mean a distribution from the Plan, excluding (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the individual, the joint lives (or joint life expectancies) of the individual and the

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individual's designated Beneficiary, or a specified period of ten or more years, (2) any distribution to the extent such distribution is required under section 401(a)(9) of the Code, (3) any hardship distribution described in section 401(k)(2)(B)(i)(IV) of the Code; and (4) any other distribution that does not qualify as eligible for rollover. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of After-Tax Contributions which are not includible in gross income. The nontaxable portion of an “eligible rollover distribution” may be rolled over tax-free to an eligible rollover plan as specified below if the eligible rollover plan provides for separate accounting of the amount transferred and earnings on such amounts.
For purposes of Section 9.06, an “eligible retirement plan” shall mean (i) an individual retirement account described in section 408(a) of the Code, (ii) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract), (iii) an annuity plan described in section 403(a) of the Code, (iv) a qualified plan under section 401(a) of the Code, the terms of which permit the acceptance of rollover distributions, (v) an eligible deferred compensation plan described in section 457(b) of the Code that is maintained by an eligible employer described in section 457(e)(i)(A) of the Code that shall separately account for the distribution, or (vi) an annuity contract described in section 403(b) of the Code; provided, however, that (A) effective January 1, 2007, with respect to a distribution (or portion of a distribution) consisting of After-Tax Contributions, ‘eligible rollover plan’ shall mean a plan described in clause (i), (ii), (iii), (iv) or (vi), and (B) effective January 1, 2020, an eligible rollover plan for the purpose of a direct rollover of a distribution from a Participant’s Roth Contribution Account and/or Roth In-Plan Conversion Account shall include only another designated Roth account under an applicable retirement plan described in Code Section 402A(e)(1) or a Roth IRA described in Code Section 408A.

A “qualified rollover contribution” as described in section 408A(e) of the Code may be made from the Plan to a Roth individual retirement account in a direct rollover subject to the rules set forth in section 408A of the Code and any regulations issued there under.
Any distribution of benefits to the Beneficiary of a deceased Participant who is not the surviving Spouse of the Participant may be transferred in a direct transfer to an individual retirement account or annuity under sections 408(a) and (b) of the Code established for the purpose of receiving such distribution and which will be treated as an inherited individual retirement account pursuant to the provisions of section 402(c)(11) of the Code, if such distribution otherwise meets the requirements set forth above. Such direct rollover of a distribution by a nonspouse Beneficiary shall be treated as an eligible rollover distribution only for purposes of section 402(c) of the Code. An eligible retirement plan shall include an individual retirement account or annuity under sections 408(a) and (b) of the Code established for the purpose of receiving a distribution that is rolled over from a nonspouse distributee, but only if the conditions set forth herein above are satisfied. Distributee shall include a nonspouse Beneficiary, but only if the conditions set forth above are satisfied.
9.07    Minimum Required Distribution. Notwithstanding anything to the contrary herein:
(a)    a Participant who is a five percent owner of the Employer (as determined under section 416 of the Code) must begin to receive minimum distributions under the Plan pursuant to Section 401(a)(9) of the Code and related regulations no later than the April 1 following the calendar year in which he attains age 72 (or age 70½ with respect to a Participant who attained age 70½ on or before December 31, 2019). Any other Participant must begin to receive such minimum distributions upon the later of the April

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1 following the calendar year in which he attains age 72 (or age 70½ with respect to a Participant who attained age 70½ on or before December 31, 2019) or incurs a Termination of Employment.
(b)    the amount of minimum required distributions shall be determined and made in accordance with section 401(a)(9) of the Code, including the incidental death benefit rules of section 401(a)(9)(G) of the Code, and final regulations issued thereunder, including Treas. Reg. §1.401(a)(9)-2 through 1.401(a)(9)-9.
(c)    any distribution otherwise required by this Section for 2020 shall be made only at the election of the Participant or Beneficiary and certain waived required distributions paid to a Participant in 2020 or 2021 may be eligible for rollover in accordance with the Plan's administrative procedures and IRS Notice 2020-51.

ARTICLE X

WITHDRAWALS AND LOANS
10.01    General. A Participant may withdraw amounts from his Account to the extent provided under this Article X and, if applicable, in accordance with Appendix B. Any withdrawal shall be considered the distribution of a portion of the Participant’s benefit and shall be paid in a single sum. A withdrawal shall be disregarded, however, for purposes of determining whether the Participant’s Benefit Commencement Date has occurred. A Participant’s request for a withdrawal must be made in writing within the period prescribed by the Plan Manager. The amount of the withdrawal shall be divided proportionally among the Investment Funds in which the Accounts from which the withdrawal is to be made are invested. Withdrawals shall be made in accordance with the procedures established by the Plan Manager.
10.02    Withdrawals from After-Tax Account. Subject to the requirements set forth in Section 10.01, a Participant who is an Employee may withdraw all or a portion of the balance of his After-Tax Account (other than earnings on After-Tax Contributions made on or after January 1, 1987), up to one time in any six-consecutive month period. Withdrawals from a Participant’s After-Tax Account shall be made in the following order:
(a)    After-Tax Contributions made before January 1, 1987; then
(b)    Amounts relating to After-Tax Contributions after December 31, 1986, including a pro-rata portion of the earnings thereon; and then
(c)    Earnings on After-Tax Contributions made before January 1, 1987.
10.03    Withdrawals from Tax Deductible Contribution Account and Rollover Account. Subject to the requirements set forth in Section 10.01, a Participant may withdraw all or a portion of the balance of his Tax Deductible Contribution Account or Rollover Account at any time.
10.04    Withdrawals from Regular Account. Subject to the requirements set forth in Section 10.01, a Participant who is an Employee may withdraw all or a portion of the balance of his Regular Account, up to one time in any six-consecutive month period if the following requirements are met:

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(a)    the Participant has withdrawn the entire balance of his After-Tax Account; and
(b)    the Participant’s aggregate years of participation in this Plan and any Prior Plan is five years.
10.05    Withdrawals from ESOP Account. Subject to the requirements set forth in Section 10.01, a Participant who is an Employee may withdraw all or a portion of the vested balance of his ESOP Account (other than the portion of his ESOP Account attributable to Matching Contributions made on or after January 1, 2007), up to one time in any six-consecutive month period if the following requirements are met:
(a)    the Participant has withdrawn the entire balance of his After-Tax Account and his Regular Account; and
(b)    the Participant’s aggregate years of participation in this Plan and any Prior Plan is five years.
10.06    Withdrawals from GPEP Account. Subject to the requirements set forth in Section 10.01, a Participant who is an Employee and who has withdrawn the entire balance of his After-Tax Account and his Regular Account may, up to one time in any six consecutive month period, withdraw the portion of the balance of his GPEP Account attributable to Contributions made at least 36-months prior to the date the withdrawal is requested.
10.07    Hardship Withdrawals.
(a)    Subject to the requirements set forth in Section 10.01 and, if applicable, in subsection (b) of this Section 10.07, a Participant may elect a withdrawal from his Tax Deferred Account on account of an immediate and heavy financial hardship; provided, however, that (1) for periods prior to January 1, 2019, a Participant shall not be permitted to withdraw earnings credited to the Participant’s Salary Deferral Account after December 31, 1988 and (2) the amount of such withdrawal is necessary to satisfy the immediate and heavy financial need as determined below.
(b)    In the event a Participant receives a withdrawal under this Section 10.07, the Participant shall be both ineligible to have Tax Deferred Contributions made on his behalf and ineligible to make After-Tax Contribution for a period ending on the six (6) month anniversary of the date the Participant received the withdrawal; provided, however, that the suspension of contributions described in this subsection shall not apply after December 31, 2018.
(c)    For purposes of this Section 10.07, an immediate financial hardship is expenses incurred as a result of:
(1)    medical care described in section 213(d) of the Code incurred by the Participant, the Participant’s spouse, any dependents of the Participant as defined in Treas. Reg. Section 1.401(k)-1(d)(3)(iii)(B)(3) or the Participant’s primary Beneficiary (or the distribution is necessary for such persons to obtain such medical care);
(2)    the purchase (excluding mortgage payments) of a principal residence for the Participant;

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(3)    the payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, dependents (as defined in section 152 of the Code, without regard to section 152(b)(1), (b)(2) and (d)(1)(B) of the Code), or primary Beneficiary;
(4)    the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income or, effective January 1, 2018, without regard to whether the loss is attributable to a federally declared disaster);
(5)    the need to prevent the eviction of the Participant from, or foreclosure on the mortgage of, the Participant’s principal residence;
(6)    payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children, or dependents (as defined in section 152 of the Code, without regard to section 152(d)(1)(B) of the Code), or primary Beneficiary;
(7)    federal, state or local income taxes or penalties reasonably anticipated to result from the distribution;
(8)    effective January 1, 2019, expenses and losses incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency, provided the Participant’s primary residence or place of employment is located in an area designated by the Federal Emergency Management Agency for individual assistance in response to the disaster; or
(9)    such other circumstances as may be prescribed by the Secretary of the Treasury or his delegate.
The final determination of whether an immediate and heavy financial hardship exists shall be determined by the Plan Manager, which shall be under no obligation to verify independently the facts of hardship submitted by a Participant. Unless the Plan Manager or its designee has actual knowledge to the contrary, the Plan Manager shall be entitled to rely upon an affidavit signed by the Participant as proof of the elements necessary for a hardship withdrawal.
(d)    For purposes of this Section 10.07, a withdrawal shall be deemed to be in the amount necessary to alleviate an immediate financial hardship if:
(1)    for periods prior to January 1, 2019, (A) the amount of the withdrawal does not exceed the amount required to satisfy the immediate and heavy financial need; (B) the Participant has obtained all available withdrawals and distributions from his Regular Account, ESOP Account, GPEP Account, Tax Deductible Contribution Account, Rollover Account, and After-Tax Contribution Account; and (C) the Participant has obtained all nontaxable loans currently available to the Participant from the Plan and all plans maintained by the Company or an Affiliate; or
(2)    for periods beginning on or after January 1, 2019, (A) the amount of the withdrawal does not exceed the amount required to satisfy the immediate and heavy financial need; (B) the Participant has obtained all currently permissible distributions (other than hardship distributions of elective deferrals) under this and all other qualified and nonqualified deferred compensation plans maintained by the

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Employer or an Affiliate; and (C) the Participant represents in writing that he has insufficient liquid assets to satisfy the need.
10.08    Withdrawals after Age 59½. Subject to the requirements set forth in 10.01, after he has attained age 59½, a Participant may withdraw all or any portion of his vested interest in his Account, up to one time in any six-consecutive month period; provided, however, that the “one time in any six-consecutive month period” rule shall not apply to any Participant whose Account includes amounts transferred to the Plan from the Unify Plan.
10.09    Military Withdrawals. Effective January 1, 2009, a Participant receiving differential military pay shall be treated as having a Severance from Employment for purposes of taking a distribution of that portion of his or her Account consisting of Tax Deferred Contributions if he or she is absent from employment due to performing service in the uniformed services described in section 3401(h)(2)(A) of the Code. If a Participant elects to take a distribution pursuant to the foregoing, he or she shall be precluded from electing to have the Employer contribute Tax Deferred Contributions, Roth Contributions and After-Tax Contributions from his or her Compensation on his or her behalf to the Plan (and pre-tax and after-tax contributions under any other qualified or nonqualified plan of deferred compensation maintained by and Employer) for six months following the date of the distribution, provided, however, that the six-month suspension period shall not apply to a withdrawal taken under this Section after December 31, 2021 if the Participant has been ordered or called to active duty for a period in excess of 179 days or for an indefinite period.
10.10    Loans to Participants. The Plan Manager may, in his discretion, cause the Plan to lend to any qualified Participant an amount, as requested by the Participant, from his Accounts (excluding amounts held in his Tax Deductible Contribution Account or GPEP Account), upon such terms as the Plan Manager may see fit and, if applicable, in accordance with Appendix B.
(a)    Qualification for Loans. A Participant is eligible for a Plan loan if he is (1) an Employee, or (2) a Participant who is a party in interest, as determined under section 3(14) of ERISA.
(b)    Amount of Loan. The amount lent to any Participant shall not exceed the lesser of:
(1)    the lesser of $50,000 or 50% of the amount in the Participant’s vested interest in his Accounts; or
(2)    the greater of $10,000, or one-half of the value of the vested portion of the Employee’s Account.
For purposes of determining the maximum amount of a loan under this subsection (b), the balance of a Participant’s Tax Deductible Contribution Account and GPEP Account shall be disregarded. The minimum amount of any loan made to a Participant shall be set by the Plan Manager from time to time, in a uniform and nondiscriminatory manner. A Participant may not have more than one loan outstanding at any time.
(c)    Loan Term; Interest Rates. Each loan shall be repaid within no less than one year and no more than five years from the date the loan is made, unless the loan proceeds are used to acquire a dwelling that is to be used as the Participant’s principal residence, in which event the term of the loan may not be more than fifteen years. Each

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loan shall bear a fixed rate of interest that is commercially reasonable, as determined by the Plan Manager.
(d)    Other Loan Requirements. The amount lent to any Participant shall be debited against all of the Participant’s Accounts from which the loan may be made (as determined under subsection (a)) such that the amount of the loan is prorated among such Accounts on the basis of the balance of each Account at the time the loan is made, and the interest paid to the Trustee by the Participant on the loan shall be allocated to such Accounts and to the Account of no other Participant. The amount of any loan, including accrued interest, un-repaid at the time a Participant or his Beneficiary becomes entitled to a distribution under Article IX shall be deducted from the amount otherwise distributable to the Participant or Beneficiary. No note or other document evidencing a loan shall be negotiable or otherwise assignable.
(e)    Elections. In order to be valid, a Participant’s request for a loan must be made in the time and manner prescribed by the Plan Manager.
(f)    Expense of Loan. The Plan Manager may charge a reasonable loan processing fee as well as an annual loan administration fee for each year the loan is outstanding. Such fee shall be applied on a uniform and nondiscriminatory manner.
(g)    Repayment. Loans shall be repaid in equal installments (not less frequently than quarterly) through payroll withholding or, in the case of a Participant who is on a unpaid leave of absence, layoff or has incurred a Termination of Employment, automatic monthly deductions from the Participant’s bank account. A Participant may fully repay the loan at any time without penalty. Loans shall become immediately due and payable upon a Participant’s death.
(h)    Loan Security and Documentation. A loan shall be evidenced by a written document containing such terms and conditions as the Plan Manager shall determine, and shall be secured by the Participant’s vested interest in his Accounts (other than his Tax Deductible Contributions Account).
(i)    Hurricane Loans.
(1)    Within the period permitted under applicable legislation, a Qualified Hurricane Katrina Participant, a Qualified Hurricane Rita Participant or a Qualified Hurricane Wilma Participant may obtain a loan from the Plan (after taking into account the outstanding balance of other loans) in an amount equal to the lesser of $100,000 or 100 percent of the vested portion of the Participant’s Account (less the highest value of all other outstanding loans in the prior 12 months).
(2)    Any loan repayment otherwise due on or after (1) August 25, 2005 through December 31, 2006 in the case of a Qualified Hurricane Katrina Participant, (2) September 23, 2005 through December 31, 2006 in the case of a Qualified Hurricane Rita Participant or (3) October 23, 2005 through December 31, 2006 in the case of a Qualified Hurricane Wilma Participant shall be delayed for one year. After the one-year delay, such Participant’s loan repayments shall be adjusted to reflect the delayed repayments and unpaid interest. The loan repayment term shall be extended by one year regardless of whether such extension would cause the loan original loan term to extend beyond five years in the case of loan not used to purchase a Participant’s principal residence.
(3)    For purposes of this Section:

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(A)    “Qualified Hurricane Katrina Participant” means an individual whose principal place of residence on August 28, 2005 was located in the Hurricane Katrina disaster area and who has sustained an economic loss by reason of Hurricane Katrina.
(B)    “Qualified Hurricane Rita Participant” means an individual whose principal place of residence on September 23, 2005 was located in the Hurricane Rita disaster area and who has sustained an economic loss by reason of Hurricane Rita.
(C)    “Qualified Hurricane Wilma Participant” means an individual whose principal place of residence on October 23, 2005 was located in the Hurricane Wilma disaster area and who has sustained an economic loss by reason of Hurricane Wilma.
(j)    Qualified Military Service.
(1)    Effective for loans granted on or after January 1, 2004, a Participant shall have his loan repayments suspended during an absence from employment with the Employer and its Affiliates due to qualified military service under section 414(u) of the Code and the term of the Participant’s loan shall be increased by the length of the qualified military service.
(2)    If a Participant has an outstanding loan under the Plan on the date he commences a leave of absence for qualified military service under section 414(u) of the Code, the interest rate on the Participant’s loan shall not exceed 6% per year for the duration of the qualified military service.
(k)    Coronavirus Loan Deferment. A Qualified Coronavirus Participant may defer, until January 1, 2021, any loan repayment otherwise due during the period specified by the Coronavirus Aid, Relief, and Economic Security Act of 2020. After the delay, such Participant’s loan repayments shall be adjusted to reflect the delayed repayments and unpaid interest. The loan repayment term shall be extended by the loan deferral period regardless of whether such extension would cause the term of the loan to extend beyond the term described in Section 10.10(c) of the Plan.
For purposes of this Section, a Qualified Coronavirus Participant is a Participant who has certified, in accordance with procedures established by the Trustee, that he (1) has been diagnosed, or has a spouse or dependent who has been diagnosed, with SARS-CoV-2 or COVID-19 using a CDC-approved test, or (2) has experienced adverse financial consequences as a result of the Participant, the Participant’s spouse, or a member of the Participant’s household (A) being quarantined, being furloughed or laid off, or having work hours reduced due to SARS-CoV-2 or COVID-19, (B) being unable to work due to lack of childcare due to SARS-CoV-2 or COVID-19, (C) being affected by the closure or reduction in hours of a business that they own or operate due to SARS-CoV-2 or COVID-19, (D) having pay or self-employment income reduced due to SARS-CoV-2 or COVID-19, or (E) having a job offer rescinded, or start date for a job delayed, due to SARS-CoV-2 or COVID-19.

(l)    Unify Plan Loans. Loans transferred to the Plan from the Unify Plan shall be administered in accordance with the applicable provisions of the Unify Plan and the loan agreement, including any loan repayment deferrals permitted under the Unify Plan in accordance with the applicable provisions of the Coronavirus Aid, Relief, and Economic Security Act of 2020 , except that repayments of any such loan may be (1) re-

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amortized to reflect changes in payroll periods and/or (2) continued after the Participant incurs a Termination of Employment.

ARTICLE XI

SPECIAL PROVISIONS FOR TOP-HEAVY PLANS
11.01    Determination of Top-Heavy Status. The Plan shall be considered top-heavy for the Plan Year, if, as of the Determination Date:
(a)    the Plan is not part of an Aggregation Group and the Key Employee Ratio, determined by substituting the “Plan” for the “Aggregation Group” each place it appears in Section 2.34, exceeds 60%, or
(b)    the Plan is part of an Aggregation Group and the Key Employee Ratio of such Aggregation Group exceeds 60%;
11.02    Minimum Contributions. For any Plan Year in which the Plan is determined to be top-heavy within the meaning of Section 11.01, the Plan shall provide a minimum Employer contribution (consisting of Matching Contributions, nonelective Employer contributions, or both) for each Participant who is a Non-Key Employee and has not incurred a Severance from Employment by the end of the Plan Year in an amount equal to 5% of the Participant’s Testing Compensation.
11.03    Minimum Vesting. For any Plan Year in which the Plan is defined to be top-heavy within the meaning of Section 11.01, each Participant during such Plan Year shall become 100% vested in all of his Accounts and shall remain fully vested in such Accounts after the Plan ceases to be top-heavy.
ARTICLE XII

PLAN ADMINISTRATION
12.01    Fiduciary Responsibility.
(a)    The Benefit Strategy Committee shall be the Plan fiduciary with respect to the administration, and investment of the assets, of the Plan, except to the extent provided herein or that such authority has been delegated to an individual or committee.
(b)    The Plan shall be administered by the Plan Manager, which shall be the Plan’s “named fiduciary” and “administrator,” as those terms are defined by ERISA, and its agent designated to receive service of process. All matters relating to the administration of the Plan, including the duties imposed upon the plan administrator by law, except those duties allocated to the Administrative Committee, and those duties relating to the control or management of Plan assets, shall be the responsibility of the Plan Manager. The Plan Manager or the Administrative Committee (to the extent of the duties of each under the Plan), as the case may be, shall have the power to interpret and construe the provisions of the Plan, and to decide such questions as may arise in connection with the operation of the Plan, including interpretation of ambiguous Plan provisions, determination of disputed facts, and application of Plan provisions to unanticipated circumstances. The determination of the Plan Manager or the Administrative Committee (to the extent of the duties of each under the Plan), as the case may be, shall be subject to review only for abuse of discretion.

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(c)    The Administrative Committee shall be responsible for reviewing and deciding appeals under the Plan, in accordance with Section 12.11(b) of the Plan.
(d)    The Plan Manager shall be responsible for the day-to-day administration of the Plan and shall have the authority to adopt such rules, guidelines, forms and procedures, not inconsistent with the terms of the Plan, as deemed necessary and/or appropriate to the operation and/or administration of the Plan. The Plan Manager shall also be responsible for the reporting and disclosure requirements applicable to the Plan under ERISA, the Code and/or any other Federal, state or local law.
(e)    The Investment Committee shall be responsible for all matters relating to the control and management of Plan assets, to the extent not assigned to the Trustee in the Trust Agreement or other instrument. The duties and responsibilities of the Investment Committee shall include, but shall not be limited to, the selection of the Investment Manager, and the monitoring of the performance of the Investment Manager and Trustee. The Investment Committee shall be a “named fiduciary” as that term is defined by ERISA.
(f)    Notwithstanding any provision in the Plan to the contrary, effective October 23, 2020, Newport Trust Company shall be a Plan fiduciary within the meaning of section 3(21) of ERISA and an investment manager within the meaning of section 3(38) of ERISA with respect to the Unisys Common Stock Fund of the Plan, with the fiduciary authority and responsibility to:
(1)    suspend or prohibit new investment of Participant or Employer contributions in the Unisys Common Stock Fund;
(2)    suspend or prohibit the transfer of Participant Account balances into the Unisys Common Stock Fund;
(3)    in connection with a determination that holding Unisys Stock is no longer prudent under ERISA, liquidate the Unisys Stock in the Unisys Common Stock Fund;
(4)    direct that the proceeds from any liquidation of Unisys Stock pursuant to this subsection be invested on a temporary basis in the default investment option otherwise provided under the Plan (or in the absence of such a default option, in such investment option then available under the Plan as directed by the Company), pending Participant directions to the Trustee of the Plan with respect to the investment of such proceeds;
(5)    suspend or prohibit the transfer of Participant Account balances out of the Unisys Common Stock Fund during any period in which Newport Trust Company is directing the liquidation of the Unisys Common Stock Fund;
(6)    ensure compliance with all laws relating to the Plan’s investment in Unisys Stock, including compliance with applicable securities laws and ERISA;
(7)    in accordance with the terms of the Plan, periodically determine the portion of the Unisys Common Stock Fund to be maintained in cash or other liquid investments;
(8)    to instruct the Trustee of the Plans with respect to the foregoing matters; and

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(9)    periodically report to the Investment Committee, either in writing or orally (as agreed to with the Investment Committee) regarding the actions taken by Newport Trust Company.
This subsection shall remain in effect until the agreement with Newport Trust Company is terminated by Newport Trust Company or the Company.
12.02    Appointment and Removal of Plan Manager and Committees.
(a)    The Benefits Strategy Committee shall be a committee, consisting of not fewer than three persons appointed by the Chief Executive Officer of the Company. The Chief Executive Officer may, at any time, remove any member of the Benefits Strategy Committee, by written notice to such person, which notice shall be effective upon delivery, and appoint a successor. Persons serving on the Benefits Strategy Committee may, but need not, be employees of the Employer. Any Benefits Strategy Committee member may resign by giving written notice to the Chief Executive Officer of the Company, which notice shall be effective 30 days after delivery. The Chief Executive Officer of the Company shall promptly select a successor following the resignation or removal of the Plan Manager or of any Administrative Committee or Investment Committee member, if necessary to maintain both an Administrative Committee and Investment Committee of at least one member.
(b)    The Plan Manager, the Administrative Committee and the Investment Committee shall be individuals or committees designated as the plan manager, the administrative committee and investment committee, as applicable, under the Plan. The Benefits Strategy Committee may, at any time, remove the Plan Manager, any member of the Administrative Committee and/or the Investment Committee, by written notice to such person, which notice shall be effective upon delivery, and appoint a successor. The Plan Manager and persons serving on the Administrative Committee or the Investment Committee may, but need not, be employees of the Employer. The Plan Manager and any Administrative Committee or Investment Committee member may resign by giving written notice to the Benefits Strategy Committee, which notice shall be effective 30 days after delivery. The Benefits Strategy Committee shall promptly select a successor following the resignation or removal of the Plan Manager or of any Administrative Committee or Investment Committee member, if necessary to maintain both an Administrative Committee and Investment Committee of at least one member.
12.03    Compensation and Expenses of Plan Manager and Committees. The Plan Manager and members of the Benefits Strategy Committee, the Administrative Committee or the Investment Committee who are Employees shall serve without compensation. The Plan Manager and members of the Benefits Strategy Committee, the Administrative Committee or Investment Committee who are not Employees may be paid reasonable compensation for services rendered to the Plan. Such compensation, if any, and all ordinary and necessary expenses of the Plan Manager, the Benefits Strategy Committee, the Administrative Committee or the Investment Committee shall be paid from the Fund, unless paid by the Employer.
12.04    Plan Manager and Committee Procedures. The Plan Manager, the Benefits Strategy Committee, the Administrative Committee and the Investment Committee may enact such rules and regulations for the conduct of their business and for the administration of the Plan, as each may deem desirable. The Administrative Committee, the Benefits Strategy Committee, and the Investment Committee may act either at meetings at which a majority of its members are present, or by a writing signed by a majority of its members without the holding of a meeting. Records shall be kept of

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the meetings and actions of the Administrative Committee, the Benefits Strategy Committee and the Investment Committee, and of the actions of the Plan Manager. Neither the Plan Manager, nor any Benefits Strategy Committee, Administrative Committee or Investment Committee member who is a Participant in the Plan shall vote upon, or take an active role in resolving, any question affecting only his benefits.
12.05    Indemnification of the Plan Manager, the Benefits Strategy Committee, the Administrative Committee and Investment Committee. The Plan Manager and each member of the Benefits Strategy Committee, the Administrative Committee and the Investment Committee shall be indemnified by the Company against costs, expenses and liabilities (other than amounts paid in settlement to which the Company does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his service as Plan Manager or a member of the Benefits Strategy Committee, Administrative Committee or Investment Committee, except in relation to matters as to which he shall be adjudged in such action to be personally guilty of willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the Plan Manager or member of the Benefits Strategy Committee, Administrative Committee or Investment Committee may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Plan Manager or member of the Benefits Strategy Committee, Administrative Committee or Investment Committee may be entitled pursuant to the bylaws of the Company. Service as Plan Manager or as a member of the Benefits Strategy Committee, Administrative Committee or Investment Committee shall be deemed in partial fulfillment of the member’s function as an employee, officer or director of the Employer, if he serves in that capacity as well as in the role of Plan Manager or a member of the Benefits Strategy Committee, Administrative Committee or Investment Committee.
12.06    Exclusive Benefit Rule. The Plan Manager, the Benefits Strategy Committee and the Administrative Committee and the Investment Committee shall administer the Plan for the exclusive purpose of (a) providing benefits to Participants and their Beneficiaries and (b) defraying reasonable expenses of administering the Plan.
12.07    Consultants. The Plan Manager, the Administrative Committee and the Investment Committee may, and to the extent required for the preparation of reports shall, employ accountants, actuaries, attorneys and other consultants or advisors. The fees charged by such accountants, actuaries, attorneys and other consultants or advisors shall represent reasonable compensation for services rendered and shall be paid from the Fund unless paid by the Employer.
12.08    Payment of Plan Expenses. The expenses incurred by the Employer in connection with the operation of the Plan, including, but not limited to, expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of the Plan and shall be payable by the Plan at the direction of the Plan Manager. The Employer shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and, by so doing, to relieve the Plan from the obligation of bearing such expenses. Payment of any such expenses by the Employer on one occasion shall not bind the Employer to pay any similar expenses on any subsequent occasion. For the purpose of administrative convenience, the Employer may pay

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certain expenses otherwise payable by the Plan, for which it shall seek reimbursement by the Trustee from the assets held in the Fund.
12.09    Method of Handling Plan Funds. All payments to the Fund shall be made by the employee of the Employer charged with that responsibility by the Investment Committee. All payments from the Fund shall be made by the Trustee.
12.10    Delegation and Allocation of Responsibility. To the extent permitted under the terms of the Trust Agreement or applicable law, the Trustee and any named fiduciary of the Plan may, by unanimous action in writing, delegate or assign any of its responsibilities for administering the Plan to one or more individuals or entities. In the event of any such delegation or allocation, the Trustee or any named fiduciary, as applicable, shall establish procedures for the thorough and frequent review of the performance of such duties. Persons to whom responsibilities have been delegated may not delegate to others any discretionary authority or discretionary control with respect to the management or administration of the Plan.
12.11    Claims Procedures.
(a)    Initial Claim. In the event of a claim by a Participant or his or her Beneficiary with respect to the Plan, such claimant (himself or through his authorized representative) shall present his or her claim in writing to the Administrative Committee or its designee. The Administrative Committee or its designee shall, within 90 days after receipt of such written claim, make a determination and send a written or electronic notification to the claimant as to its disposition. If the Administrative Committee or its designee determines that special circumstances require an extension of time for processing the claim, the Administrative Committee or its designee shall be allowed an extension of time not to exceed 90 days from the end of the initial period and shall so notify the claimant in writing prior to the termination of the initial 90-day period, and shall indicate the special circumstances requiring an extension of time and the date by which to expect the benefit determination. In the event the claim is wholly or partially denied, such notification shall:
(1)    state the specific reason or reasons for the denial;
(2)    make reference to the specific provisions of the Plan upon which the denial is based;
(3)    provide a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;
(4)    set forth the procedure by which the claimant may appeal the denial of his or her claim and the applicable time limitations; and
(5)    a statement of the claimant’s rights to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on appeal.
(b)    Review of Denial. In the event a claimant wishes to appeal the denial of his claim, the claimant (or his or her authorized representative) may request a review of such denial by making application in writing to the Administrative Committee within 60 days after receipt of such denial, subject to any applicable extensions granted under guidance issued by the Department of Labor due to the national emergency attributable to the COVID-19 outbreak. Such review will take into account all comments,

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documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. Such claimant (or his or her duly authorized representative) may, upon written request to the Administrative Committee and free of charge, have reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits. In addition, the claimant or his authorized representative may submit to the Administrative Committee written comments, documents, records and other information related to the claim for benefits. Appeals not timely filed shall be barred. Within 60 days after receipt of a written appeal, the Administrative Committee shall make a determination and notify the claimant of its final decision. If the Administrative Committee determines that special circumstances require an extension of time for processing the claim, the Administrative Committee shall be allowed an extension of time of up to an additional 60 days and shall so notify the claimant in writing (prior to the end of the initial period) the reason or reasons for such extension and the date by which a decision is expected. The final decision on review shall contain:
(1)    specific reasons therefor;
(2)    reference to the specific Plan provisions upon which it is based;
(3)    a description of the claimant’s right to receive, upon written request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits;
(4)    a description of any voluntary appeals procedures offered by the Plan; and
(5)    a statement of the claimant’s rights to bring a civil action under section 502(a) of ERISA.
If the Administrative Committee has not exceeded the time limitations set forth in this Section 12.11, the decision shall be final and conclusive on all persons claiming benefits under the Plan, subject to applicable law. If the claimant challenges the decision of the Administrative Committee, a review by a court of law shall be limited to the facts, evidence, and issues presented during the claims and appeals procedure set forth above. The claims and appeals process described herein must be exhausted before the claimant can pursue the claim in federal court. Facts and evidence that become known to the claimant after having exhausted the review procedure may be submitted for reconsideration of the review decision in accordance with the time limits established above. Issues not raised during the review process shall be deemed waived.
(c)    Exhaustion of Claims Procedures and Time Period for Filing a Claim.
(1)    Deadline to File a Claim Against the Plan. To be considered timely under the Plan’s claims procedure, a claim must be filed with the Administrative Committee or its designee within one year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based, subject to any applicable extensions granted under guidance issued by the Department of Labor due to the national emergency attributable to the COVID-19 outbreak. Any claim filed after the end of the period described in the preceding paragraph shall be time-barred.
(2)    Deadline to File Legal Action. A claim or action (1) to recover benefits allegedly due under the provisions of the Plan or by reason of any law

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(including, without limitation, a civil action under Section 502(a) of ERISA), (2) to enforce rights under the Plan, (3) to clarify rights to future benefits under the Plan, or (4) any other claim or action that relates to the Plan and seeks a remedy, ruling, or judgment of any kind against the Plan or a Plan fiduciary or party in interest may not be filed in any court until the claimant has exhausted the Plan’s claim and appeal process for any and all reasons the claimant believes his claim should be approved. In addition, the deadline to file legal action is the later of (i) 24 months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or (2) six months after the claimant has exhausted the claims and review procedure. Any claim filed after the deadline described in the preceding sentence shall be time-barred.
12.12    Revenue Credit. If a Revenue Credit is payable to the Plan, the Trustee shall pay such amount to a Revenue Credit Account on a quarterly basis to be used in the manner specified in this Section.
(a)    Application of Account. The Plan Manager may direct the Trustee to use amounts held in the Revenue Credit Account to reimburse the Company for expenses described in Section 12.08, or to pay such vendors, including the Trustee or third parties, directly in accordance with this Section and the terms set forth in the Trust Agreement. Amounts not used for such Plan expenses may be allocated to Participant Accounts in accordance with this Section, provided that such allocation shall not occur more frequently than quarterly.
(1)    Payment to Third Parties. Upon receipt of payment instructions in good order from the Plan Manager, the Trustee shall redeem shares or units of investment options held in the Revenue Credit Account necessary to make such payments, and shall issue payment as soon as administratively feasible thereafter. The Revenue Credit Account shall not be used to offset, reimburse or pay: (i) expenses that have been deducted from Participant Accounts; or (ii) expenses that are accrued in the net asset value or mil rate of an Investment Fund.
(2)    Allocation to Participants.
(A)    Provided that the balance in the Revenue Credit Account amount exceeds $1 per Participant on average, the Plan Manager may direct the Trustee, no more frequently than once per calendar quarter, to allocate balances to Participant Accounts; provided, however, that with respect to the last quarter of the Plan Year, the full remaining balance in the Revenue Credit Account (after the payment of Plan expenses and reimbursement of the Company for the payment of Plan expenses) shall be allocated to Participant accounts, effective as of the last day of the Plan Year, without regard to any minimum required balance.
(B)    To the extent that the Plan Manager directs that balances in the Revenue Credit Account be allocated to Participants, the Trustee shall, in accordance with directions provided in the Trust Agreement, allocate to Eligible Participant Accounts a participant revenue credit (“Participant Revenue Credit”) as soon as administratively feasible. Allocations shall be made pro rata based on Eligible Participant Account balances, exclusive of outstanding loan balances, as of the last day of the calendar quarter or Plan Year as designated by the Plan Manager (the “Crediting Date”). For purposes of Participant Revenue Credit allocations only, “Eligible Participant” means any Participant or Beneficiary (including an alternate payee to the extent provided under a Qualified Domestic Relations Order) with an Account balance greater than zero (prior to such Participant Revenue Credit allocation) on the business day immediately preceding the Crediting Date.

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(b)    Investment. The Revenue Credit. Account shall be invested in the fund designated in the Trust Agreement; provided, however, that, in the case of an allocation to Participant Accounts pursuant to subsection 12.12(a)(2) of amounts held in the Revenue Credit Account, such amounts shall be invested as set forth in the Trust Agreement.
(c)    Directions. The Plan Manager shall provide direction to the Trustee when the Plan Manager wishes to use amounts held in the Revenue Credit Account for the payment of Plan expenses or allocation to Participants in the manner determined by the Trustee.
(d)    Definitions.
(1)    “Revenue Credit” means the amount determined in accordance with the Trust Agreement by which the fee offsets specified in the Trust Agreement exceed the recordkeeping fees described in such Trust Agreement.
(2)    “Revenue Credit Account” means the suspense account under the Plan to which is deposited Revenue Credits.
12.13    Deemed Acceptance of Acts by Plan Fiduciaries. If the Plan Manager or other Plan fiduciary (as determined under ERISA) or an individual or entity with authority delegated by a Plan fiduciary, acts or fails to act with respect to a Participant, Beneficiary, Spouse or alternate payee or a Participant's Account under the Plan and the Participant, Beneficiary, Spouse or alternate payee has direct or indirect knowledge of such act or failure to act, the failure of the Participant, Beneficiary, Spouse or alternate payee to notify the Plan fiduciary (or the Plan fiduciary's delegate) within a reasonable period of time (but in no event more than 180 days) that such act or failure to act was incorrect or inconsistent with the intent or election of the Participant, Beneficiary, Spouse or alternate payee shall be deemed to be an acceptance and ratification of the Plan fiduciary's (or the Plan fiduciary's delegate) act or failure to act.
ARTICLE XIII

AMENDMENT AND TERMINATION
13.01    Amendment. The Plan may be amended at any time and from time to time by or pursuant to formal written action of (a) the Board, (b) the Compensation Committee of the Board, (c) the Chief Executive Officer of the Company, or (d) the Senior Vice President and Chief Human Resources Officer of the Company, the Senior Vice President and Chief Financial Officer of the Company, and the Senior Vice President and General Counsel of the Company acting as a committee; provided, however that amendments or modifications the annual cost of which exceed $1,000,000 may not be made by the Senior Vice President and Chief Human Resources Officer of the Company, the Senior Vice President and Chief Financial Officer of the Company, and the Senior Vice President and General Counsel of the Company, and amendments or modifications the annual cost of which exceed $25,000,000 may not be made by the Chief Executive Officer of the Company, and amendments or modifications the annual cost of which will exceed $50,000,000 can be made only by action of the Board. To the extent that the Corporate Delegation of Authority Chart or other action of the Board modifies the amendatory authority described in the preceding sentence, the Plan shall be deemed to have been amended in accordance with the Delegation of Authority Chart or such Board action.

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Notwithstanding the foregoing, however, no amendment shall be effective to the extent that it has the effect of decreasing the Participant’s Accrued Benefit or eliminating an optional form of benefit payment for benefits attributable to service before the later of the date the amendment is adopted or the date it becomes effective, except to the extent permissible under section 411(d)(6) of the Code and the regulations thereunder. If the vesting schedule of the Plan is amended, the nonforfeitable interest of a Participant in his Accrued Benefit, determined as of the later of the date the amendment is adopted or the date it becomes effective, shall not be less than the Participant’s nonforfeitable interest in his Accrued Benefit determined without regard to such amendment. If the Plan’s vesting schedule is amended, each Participant with three or more Years of Service may elect to have the nonforfeitable percentage of his Accrued Benefit computed under the Plan without regard to such amendment. The Participant’s election shall be made within 60 days after the latest of (a) the date the amendment is adopted, (b) the date the amendment becomes effective, or (c) the date the Participant is given written notice of the amendment by the Company or the Trustee.
13.02    Termination or Partial Termination.
(a)    Right to Terminate Reserved. While the Company intends to continue the Plan indefinitely, it reserves the right to terminate the Plan at any time by formal written action of (1) the Board, or (2) the Chief Executive Officer of the Company (or an entity or individual to whom such responsibility has been delegated). Further, any Employer may, at any time for any reason, withdraw from participation in the Plan, in whole or in part, by action of its governing board (or action of the committee or officer(s) to whom such authority has been delegated).
(b)    Treatment of Participants Upon Termination. If the Plan is terminated or partially terminated, Accrued Benefits of the Participants affected thereby shall immediately vest and be nonforfeitable, to the extent funded. No employees of such Employer who are not then Participants may thereafter be admitted to the Plan, and the Employer shall make no further contributions to the Fund.
(c)    Liability of Employer. The Employer shall have no liability in respect of payment under the Plan, except to pay over to the Trustee the contributions otherwise required under the Plan, and each Participant, his Beneficiary or alternate payee shall look solely to the Trust for distribution of benefits under the Plan.
(d)    Successor Employers. Unless this Plan is terminated earlier, a successor employer of the Employees of the Employer may continue this Plan and Trust by joining with the Trustee in executing an appropriate supplemental agreement. Such successor employer shall ipso facto succeed to all the rights, powers, and duties of the Employer hereunder. In such event, the Plan shall not be deemed to have terminated and the employment of any Employee who is continued in the employ of such successor Employer shall be deemed not to have been terminated or severed for any purposes hereunder.
ARTICLE XIV

MISCELLANEOUS
14.01    Merger, Consolidation or Transfer of Assets or Liabilities. The Company reserves the right to merge or consolidate the Plan with any other defined contribution plan qualified under section 401(a) of the Code, or to transfer Plan assets or liabilities to any other qualified defined contribution plan, provided that the amount standing to the

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credit of each Participant’s, Beneficiary's and alternate payee's Accounts immediately after any such merger, consolidation or transfer of assets or liabilities shall be at least equal to the amount standing to the credit of the Participant’s, Beneficiary's and alternate payee's Accounts immediately before such merger, consolidation or transfer, determined as if the Plan had then terminated. The Plan may be merged or consolidated with, or Plan assets and liabilities may be transferred to, another qualified defined contribution plan pursuant to formal written action taken by (1) the Board, or (2) the Chief Executive Officer of the Company (or an entity or individual to whom such responsibility has been delegated).
14.02    Limited Purpose of Plan. The establishment or existence of the Plan shall not confer upon any Employee the right to be continued as an Employee. The Employer expressly reserves the right to discharge any Employee whenever in its judgment its best interests so require.
14.03    Nonalienation. No benefit payable under the Plan shall be subject in any manner to anticipation, assignment, or voluntary or involuntary alienation. This Section 14.03 shall not preclude the Trustee from complying with the terms of (a) a Qualified Domestic Relations Order, (b) a federal tax levy made pursuant to section 6331 of the Code, (c) subject to section 401(a)(13) of the Code, a judgment relating to the Participant’s conviction of a crime involving the Plan, or (d) subject to section 401(a)(13) of the Code, a judgment, order, decree, or settlement agreement between the Participant and the United States Department of Labor relating to a violation (or an alleged violation) of part 4 subtitle B of Title I of ERISA.
14.04    General Distribution Requirements. All distributions under the Plan shall be determined and made in accordance with the minimum distribution incidental death benefit requirements of the regulations under section 401(a)(9) of the Code. Notwithstanding any provision in the Plan to the contrary, all distributions shall be determined and made in accordance with section 401(a)(9) of the Code, including the incidental death benefit rules of section 401(a)(9)(G) of the Code, and final regulations issued thereunder, including Treas. Reg. §1.401(a)(9)-2 through 1.401(a)(9)-9.
14.05    Facility of Payment. If the Plan Manager, in his sole discretion, deems a Participant, Beneficiary or alternate payee who is entitled to receive any payment hereunder to be incompetent to receive the same by reason of age, illness, infirmity or incapacity of any kind, the Plan Manager may direct the Trustee to apply such payment directly for the benefit of such person, or to make payment to any person selected by the Plan Manager to disburse the same for the benefit of the Participant, Beneficiary or alternate payee. Payments made pursuant to this Section shall operate as a discharge, to the extent thereof, of all liabilities of the Employer, the Trustee, the Benefits Strategy Committee, the Administrative Committee, the Plan Manager, the Investment Committee and the Fund to the person for whose benefit the payments are made.
14.06    Impossibility of Diversion. All Plan assets shall be held as part of the Fund until paid to satisfy allowable Plan expenses or to provide benefits to Participants, their Beneficiaries or alternate payees. It shall be impossible, unless Section 4.10, 14.07 or 14.10 applies, for any part of the fund to be used for, or diverted to, purposes other than the exclusive benefit of the Participants, their Beneficiaries or alternate payees or the payment of the reasonable expenses of the administration of the Plan or of the Fund or both, and the Fund shall continue for such time as may be necessary to accomplish the purposes for which it was established.

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14.07    Unclaimed Benefits. If a Participant or Beneficiary to whom a benefit is payable under the Plan cannot be located following a reasonable effort to do so by the Trustee, such benefit shall be forfeited but shall be reinstated if a claim therefor is filed by the Participant, Beneficiary or alternate payee.
14.08    Mistaken Payment. If it is determined that a Participant, Beneficiary, Spouse or alternate payee has received the incorrect payment(s) for any reason, overpayments shall be charged against, and underpayments shall be added to, any benefits otherwise payable to any such individual. The Plan has a right of reimbursement against any person who receives or holds a payment from the Plan in excess of the amount to which a Participant, Beneficiary, Spouse or alternate payee is entitled under the terms of the Plan. Any such person has an affirmative obligation to repay such excess amounts to the Plan, and holds such amounts, legally or constructively, in constructive trust and pursuant to an equitable lien by agreement for the benefit of the Plan, regardless of such person’s current possession, or the absence thereof, of such amounts. In addition, the Plan may recover the amount overpaid (plus interest) in any manner determined by the Plan Manager to be in the best interests of the Plan, including, but not limited to, legal action against the recipient and/or holder of the overpayment or by offset of up to 100% of other or future benefits payable to or with respect to the Participant, Beneficiary, Spouse or alternate payee under the Plan. Any fault on the part of such person or the Plan Manager or other agent or representative of the Plan shall be neither a condition to nor a defense against the Plan’s right to recover such excess amounts. Receipt of such excess amounts by any such person shall constitute that person’s waiver of reliance or estoppel as a defense against the Plan’s rights to recover such excess amounts. The provisions of this Section shall apply to all past or future overpayments.
14.09    Controlling Law. The Plan shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to any choice of law provisions, to the extent not preempted by federal law, which shall otherwise control.

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IN WITNESS WHEREOF, and as evidence of the adoption of the Plan as amended and restated herein, Unisys Corporation has caused this instrument to be executed by its duly authorized representatives.

By:    /s/ Katie Ebrahimi                                         Dated: December 16, 2022
Katie Ebrahimi
Chief Human Resources Officer

/s/ Claudius Sokenu                                     Dated: December 16, 2022
Claudius Sokenu
Chief Administrative Officer, General Counsel, and Corporate Secretary

/s/ Deb McCann                                           Dated: December 16, 2022
Deb McCann
Chief Financial Officer

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